Exhibit 4.9.26.1

EXECUTION VERSION

HERTZ VEHICLE FINANCING LLC,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

(formerly known as The Bank of New York Trust Company, N.A.),

as Trustee and Securities Intermediary

SERIES 2008-1 SUPPLEMENT

dated as of September 12, 2008

to

SECOND AMENDED AND RESTATED
BASE INDENTURE

dated as of August 1, 2006

$825,000,000 Series 2008-1 Variable Funding Rental Car Asset Backed Notes

i

TABLE OF CONTENTS

(continued)

Page

Section 6.4 Ratification of Base Indenture	80
Section 6.5 Notice to the Rating Agencies	80
Section 6.6 Third Party Beneficiary	80
Section 6.7 Counterparts	80
Section 6.8 Governing Law	80
Section 6.9 Amendments	81
Section 6.10 Covenant Regarding Affiliate Issuers	81
Section 6.11 Termination of Series Supplement	81
Section 6.12 Discharge of Indenture	81

ii

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A:	Form of Series 2008-1 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2008-1 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2008-1 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F-1:	Form of Monthly Noteholders’ Statement
Exhibit F-2:	Form of Weekly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2008-1 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice

iii

SERIES 2008-1 SUPPLEMENT dated as of September 12, 2008 (“Series Supplement”) between HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as the Bank of New York Trust Company, N.A.), a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that HVF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of Notes shall be designated as Rental Car Asset Backed Notes, Series 2008-1.  On the Series 2008-1 Closing Date, one class of Series 2008-1 Variable Funding Rental Car Asset Backed Notes shall be issued, and be referred to herein as the “Series 2008-1 Notes”.

The net proceeds from the sale of the Series 2008-1 Notes shall be deposited in the Series 2008-1 Excess Collection Account and used to make payments in reduction of the Principal Amount of other Series of Notes or paid to HVF and used to acquire Eligible Vehicles from HGI pursuant to the Purchase Agreement or for other purposes permitted under the Related Documents.

ARTICLE I

DEFINITIONS

(a)           All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture or the Series 2008-1 Note Purchase Agreement; provided, however, that to the extent any capitalized term used but not defined herein has a meaning assigned to such term in both the Definitions List attached to the Base Indenture as Schedule I thereto and the Series 2008-1 Note Purchase Agreement, then the meaning given to such term in the Definitions List attached to the Base Indenture as Schedule I shall apply.  All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2008-1 Notes and not to any other Series of Notes issued by HVF.  All references herein to the “Series 2008-1 Supplement” shall mean the Base Indenture, as supplemented hereby.

(b)           The following words and phrases shall have the following meanings with respect to the Series 2008-1 Notes (whether such words and phrases are used in this Series Supplement, the Base Indenture or any other Related Document) and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Series 2008-1 Notes” has the meaning specified in Section 5.1 of this Series Supplement.

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Collection Account and available for reduction of the Series 2008-1 Principal Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Excess Collection Account, in each case, on such day.

“Administrative Agent” has the meaning specified in the Series 2008-1 Note Purchase Agreement.

“Administrator Default” means any of the events described in Section 8(c) of the Administration Agreement.

“Aggregate BMW/Lexus/Mercedes/Audi Amount” means, as of any date of determination, the sum of the BMW Amount, the Lexus Amount, the Mercedes Amount and the Audi Amount, in each case, as of such date.

“Aggregate Kia/Subaru/Hyundai Amount” means, as of any date of determination, the sum of the Kia Amount, the Subaru Amount and the Hyundai Amount, in each case, as of such date.

“Annualized Financing Cost” means, with respect to any Series 2008-1 Interest Period, the amounts payable pursuant to Sections 3.3(a)(i) and (ii) of this Series Supplement with respect to such Series 2008-1 Interest Period, expressed as an annual percent of the Series 2008-1 Principal Amount.

“Audi Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Audi as of such date.

“Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy (determined without regard to the 60 day period in the case of clause (a) of the definition of Event of Bankruptcy) has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition.

“Bankrupt Manufacturer Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Eligible Program Vehicle Amounts and the Manufacturer Non-Eligible Vehicle Amounts for all Bankrupt Manufacturers as of such date.

“Bankrupt Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Bankrupt Manufacturer Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

 “BMW Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to BMW as of such date.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including, without limitation, membership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capped Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date and (ii) 10%.

“Capped Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“Capped Non-Top Two Category 3 Manufacturer Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Non-Top Two Category 3 Manufacturer Vehicle Percentage as of such date and (ii) 30%.

“Carlyle” means TC Group LLC (which operates under the trade name The Carlyle Group).

“Carlyle Investors” means the collective reference to (a) Carlyle Partners IV, L.P., a Delaware limited partnership, (b) CEP II Participations S.àr.l., a Luxembourg limited liability company, (c) CP IV Co-investment L.P., a Delaware limited partnership, (d) CEP II U.S. Investments, L.P., a Delaware limited partnership, and (e) any Affiliate of any thereof.

“Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “A2” from Moody’s and at least “A” from Standard & Poor’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A2” or “A”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 1 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 1 Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Vehicle Amounts for all Category 1 Manufacturers as of such date.

“Category 1 Manufacturer Non-Eligible Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 1 Manufacturer Non-Eligible Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A-” from Standard & Poor’s, but which does not have a long-term unsecured debt rating of at least “A2” from Moody’s and at least “A” from Standard &Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) (x) a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (y) prior to such downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, then such Manufacturer shall be deemed to be rated “A2” or “A”, as applicable, by the Rating Agency that downgraded such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such downgrade or (b) (x) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require the exclusion of such Manufacturer from this definition and (y) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 2 Manufacturer, then such Manufacturer shall be deemed to be rated “A3” or “A-”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 2 Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer Eligible Program Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of the Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date over 10%.

“Category 2 Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Program Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Non-Eligible Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Non-Eligible Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Vehicle Amounts for all Category 2 Manufacturers as of such date.

“Category 2 Manufacturer Non-Eligible Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 2 Manufacturer Non-Eligible Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the sum of (i) the Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date and (ii) the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage as of such date.

“Category 3 Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term unsecured debt rating of at least “A3” from Moody’s and at least “A-” from Standard & Poor’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s or Standard & Poor’s, then the rating of an affiliated entity specified by the Rating Agencies shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by a Rating Agency is withdrawn by such Rating Agency or a Manufacturer is downgraded by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Category 1 Manufacturer or a Category 2 Manufacturer, then for purposes of this definition and each instance in which this definition is used in this Supplement, such Manufacturer shall be deemed to be rated “A3” or “A-”, as applicable, by the Rating Agency that withdrew the rating of such Manufacturer or downgraded the rating of such Manufacturer for a period of thirty (30) days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Servicer of such withdrawal or downgrade.

“Category 3 Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Non-Eligible Vehicle Amounts for all Category 3 Manufacturers as of such date.

“Category 3 Manufacturer Non-Eligible Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 3 Manufacturer Non-Eligible Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Category 3 Manufacturer Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts and Manufacturer Non-Eligible Vehicle Amounts for all Category 3 Manufacturers as of such date.

“Category 3 Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Category 3 Manufacturer Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“CD&R” means Clayton, Dubilier & Rice, Inc.

“CD&R Investors”  means the collective reference to (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, (ii) CD&R CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership, and (iv) any Affiliate of any thereof.

“Change of Control”  means the occurrence of any of the following events:  (a) (i) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as Investors is a Subsidiary of any Parent Entity, shares of Voting Stock having less than 35% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Investors is not a Subsidiary of any Parent Entity, shares of Voting Stock having less than 35% of the total voting power of all outstanding shares of Investors and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as Investors is a Subsidiary of any Parent Entity, shares of Voting Stock having more than 35% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Investors is not a Subsidiary of any Parent Entity, shares of Voting Stock having more than 35% of the total voting power of all outstanding shares of Investors or (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of Investors;

(b) Investors shall cease to own, directly or indirectly, 100% of the Capital Stock of Hertz; (c) Investors shall cease to own, directly or indirectly, 100% of the Capital Stock of HVF; or (d) Hertz shall cease to directly own 100% of the Capital Stock of HVF.

“Committed Purchaser” means a special purpose company or any other Person, including each Committed Note Purchaser, that has committed to purchase a Series of Notes from HVF from time to time and that may finance such purchases with, among other things, the proceeds of commercial paper notes.

“Confirmation Condition” means, with respect to a Manufacturer that is the subject of an Event of Bankruptcy that is a proceeding under Chapter 11 of the Bankruptcy Code to reorganize (the “Proceeding”), a condition that is satisfied upon entry and during the effectiveness of an order by the bankruptcy court having jurisdiction over the Proceeding approving (i) (A) assumption under Section 365 of the Bankruptcy Code by the Manufacturer, or trustee in bankruptcy on its behalf, of its Manufacturer Program (and all related Assignment Agreements), (B) at the time of such assumption, payment of all amounts due and payable by the Manufacturer to HVF or any of its Affiliates under its Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults by the Manufacturer with respect to HVF or any of its Affiliates under the Manufacturer Program to the date of effectiveness of such order, or (ii) (A) execution, delivery and performance by the Manufacturer of (x) a new post-petition Manufacturer Program under which HVF is an eligible fleet purchaser and having substantially the same terms and covering Vehicles with substantially the same characteristics as the Manufacturer Program in effect on the date the Proceeding was commenced and (y) new Assignment Agreements effecting the assignment of benefits of such new Manufacturer Program from HVF to the Collateral Agent and acknowledged by the Manufacturer, (B) payment of all amounts due and payable by such Manufacturer to HVF or any of its Affiliates under the Manufacturer Program in effect on the date the Proceeding was commenced at the time of the execution and delivery of the new post-petition Manufacturer Program, and (C) all actions and payments necessary to cure all existing defaults by the Manufacturer with respect to HVF or any of its Affiliates under the Manufacturer Program in effect on the date the Proceeding was commenced to the date of effectiveness of such order, and in each case in (i) or (ii) above the actions and payments in clause (C) have been taken or made.

“Continuing Directors” means the directors of Investors on the Series 2008-1 Closing Date and each other director if, in each case, such other director’s nomination for election to the board of directors of Investors is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Holders.

“Credit Support Annex” has the meaning set forth in Section 3.12(b) of this Series Supplement.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Demand Notice” has the meaning specified in Section 3.5(b)(iii) of this Series Supplement.

“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2008-1 Interest Rate Cap that is a bank, other financial institution or Person which (i) satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings (or whose present and future obligations under its Series 2008-1 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Rating Agencies and the Administrative Agent and satisfying the other requirements set forth in the related Series 2008-1 Interest Rate Cap) provided by a guarantor which satisfies the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings) and (ii) has a short-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A-1” from Standard & Poor’s, or if such counterparty does not have a short-term senior unsecured debt rating from Standard & Poor’s, a long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating of at least “A+” from Standard & Poor’s (or whose present and future obligations under its Series 2008-1 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Rating Agencies and the Administrative Agent and satisfying the other requirements set forth in the related Series 2008-1 Interest Rate Cap) provided by a guarantor which has the ratings set forth in this clause (ii)); provided that each Eligible Interest Rate Cap Provider shall be approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“Eligible Program Manufacturer” means (a) Ford, GM, Chrysler, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes and BMW or (b) a Manufacturer (i) who, at the time that such Manufacturer is proposed for consideration as an Eligible Program Manufacturer, has a long term unsecured debt rating of at least “A-” from S&P and at least “A3” from Moody’s (provided, that if a Manufacturer proposed for consideration under this clause (b)(i) does not have a rating from S&P or Moody’s, then the rating of the entity specified by the Rating Agencies shall apply), or (ii) with respect to which the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to any Manufacturer described in clauses (a) or (b) above, such Manufacturer shall no longer qualify as an Eligible Program Manufacturer.

“Eligible Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to a Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers which are Eligible Program Manufacturers with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer which is an Eligible Program Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by an Eligible Program Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Equity Investors” means the collective reference to (a) the CD&R Investors, the Carlyle Investors and the Merrill Lynch Investors and (b) any Person that acquired Voting Stock of Holdings on or prior to December 21, 2005, and any Affiliate of such Person.

“Estimated Interest” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Adjustment Amount” means, with respect to any Determination Date, the result (whether a positive or negative number) of (i) the actual amount of Series 2008-1 Monthly Interest that accrued during the Estimated Interest Period which commenced on the immediately preceding Determination Date minus (ii) the Estimated Interest with respect to such Estimated Interest Period.

“Estimated Interest Adjustment Notice” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Estimated Interest Period” has the meaning specified in Section 3.3(a) of this Series Supplement.

“Excluded Redesignated Vehicle” means each Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred that becomes a Redesignated Vehicle prior to the Inclusion Date for such Vehicle, as of and from the date such Vehicle becomes a Redesignated Vehicle to and until the Inclusion Date for such Vehicle.

“Existing Series of Notes” means, as of any date of determination, each Series of Notes issued by HVF prior to the Series 2008-1 Closing Date under an Existing Series Supplement that remains Outstanding as of such date.

“Existing Series Supplement” means each of the Series 2004-1 Supplement, the Series 2005-1 Supplement,  the Series 2005-2 Supplement, the Series 2005-3 Supplement and the Series 2005-4 Supplement.

“Expected Final Payment Date” means the Series 2008-1 Commitment Termination Date as defined in the Series 2008-1 Note Purchase Agreement.

“Financial Assets” has the meaning specified in Section 3.11(b)(i) of this Series Supplement.

“First Level Ratings Event” means, with respect to the Series 2008-1 Notes, the Series 2008-1 Notes shall not have the Required Ratings for a period in excess of thirty (30) days so long as no Second Level Ratings Event shall have occurred and be continuing.

“Holdings” means Hertz Global Holdings, Inc.

“HVF Service Vehicle Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to HVF Service Vehicles as of such date.

“HVF Service Vehicles” means, an HVF Vehicle used by Hertz’s employees, or to the extent permitted under the HVF Lease, employees of Hertz Equipment Rental Corporation.

“Hyundai Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Hyundai as of such date.

“Inclusion Date” means, with respect to any Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred, the date that is 90 days after the earlier of (i) the date such Vehicle became a Redesignated Vehicle and (ii) the date upon which such Event of Bankruptcy with respect to the Manufacturer of such Vehicle first occurred.

“Increase” has the meaning specified in Section 2.1(a) of this Series Supplement.

“Indenture Carrying Charges” means, as of any day, any fees or other costs, fees and expenses and indemnity amounts, if any, payable by HVF to the Trustee, the Administrator, the Intermediary under the Master Exchange Agreement, the Administrative Agent, the Series 2008-1 Noteholders under the Series 2008-1 Note Purchase Agreement (other than any Program Fee or any Undrawn Fee) or the Nominee under the Indenture or the Related Documents plus any other operating expenses of HVF then payable by HVF.

“Ineligible Receivable Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Ineligible Receivable Manufacturer, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Aggregate Asset Amount for such date:  (a) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Ineligible Receivable Manufacturer with respect to Vehicles that are Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Ineligible Receivable Manufacturer or delivered and accepted for Auction, plus (b) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Ineligible Receivable Manufacturers with respect to Vehicles that were Eligible Vehicles but not Eligible Program Vehicles when turned in to and accepted by such Ineligible Receivable Manufacturer or delivered and accepted for Auction; provided, that the definition of “Ineligible Receivable Manufacturer Receivable Amount” may be amended by HVF with the consent of the Funding Agents, subject to satisfaction of the Rating Agency Condition with respect to such amendment; provided further that any Ineligible Receivable Manufacturer may be excluded from this definition by HVF with the consent of the Funding Agents, subject to satisfaction of the Rating Agency Condition with respect to such exclusion.

“Ineligible Receivable Manufacturer” means a Manufacturer that is either a Category 2 Manufacturer, a Category 3 Manufacturer or a Bankrupt Manufacturer.

“Insurer Related Amortization Event” means, with respect to the applicable Series of Notes, those certain Amortization Events described in clauses (h) and (i) of Article III of the Series 2004-1 Supplement, clauses (j) and (k) of Article III of the Series 2005-1 Supplement, clauses (j) and (k) of Article III of the Series 2005-2 Supplement, clauses (j) and (k) of Article IV of the Series 2005-3 Supplement and clauses (j) and (k) of Article IV of the Series 2005-4 Supplement.

“Interest Rate Cap Provider” means HVF’s counterparty under a Series 2008-1 Interest Rate Cap.

“Investors” means Hertz Investors, Inc.

“Jaguar Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Jaguar as of such date.

“Kia Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Kia as of such date.

“Land Rover Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Land Rover as of such date.

“Lease Payment Deficit Notice” has the meaning specified in Section 3.3(b) of this Series Supplement.

“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.

“Lexus Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Lexus as of such date.

“Limited Liquidation Event of Default” means, so long as such event or condition continues, (a) any event or condition of the type specified in Section 9.1(c) of the Base Indenture or clauses (a), (b), (c), (d), (f), (g), (h), (i), (j), (m), (n) and (o) of Article IV of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein), (b) any event or condition of the type specified in clause (p) of Article IV of this Series Supplement if and when the applicable Amortization Event under the related Existing Series Supplement constitutes a Limited Liquidation Event of Default (as defined in the related Existing Series Supplement) with respect to such Existing Series of Notes and Noteholders under such Existing Series of Notes have directed the Trustee to commence (either through its agents or otherwise) or cause the commencement of the liquidation or other disposition of any HVF Vehicles as a result of such Limited Liquidation Event of Default or (c) any event or condition of the type specified in clause (e) of Article IV of this Series Supplement.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of Investors, Hertz or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Investors or any Parent Entity.

“Mandatory Decrease” has the meaning specified in Section 2.2(a) of this Series Supplement.

“Manufacturer Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Eligible Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Eligible Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii), and (iv) above) plus (vi) with respect to Eligible Vehicles that were Eligible Program Vehicles sold by HVF to a third party pursuant to Section 2.5(a) of the HVF Lease, any non-return incentives payable to HVF under a Manufacturer Program by such Manufacturer in respect of the sale of such Vehicles outside of the related Manufacturer Program as of such date, plus (vii) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles that are Eligible Program Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Manufacturer Non-Eligible Program Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the portion of the Manufacturer Non-Eligible Vehicle Amount for such Manufacturer as of such date allocable to or arising from Non-Eligible Program Vehicles.

“Manufacturer Non-Eligible Vehicle Amount” means, as of any date of determination, with respect to any Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Non-Eligible Program Vehicles or Non-Program Vehicles that are Eligible Vehicles as of such date that were manufactured by such Manufacturer or an Affiliate thereof and not turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Manufacturer with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturer or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with such Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof that have been turned in to and accepted by such Manufacturer, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles manufactured by such Manufacturer or an Affiliate thereof and that have not been turned in to and accepted by such Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.  For the purposes of this definition, an Affiliate of a Manufacturer shall not include any Person who is included as a Manufacturer hereunder.

“Market Value Average” means, as of any day on or after the third Determination Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of such preceding Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of all Non-Program Vehicles (excluding any Excluded Redesignated Vehicles) as of the preceding Determination Date and the two Determination Dates precedent thereto.

“Maximum Investor Group Principal Amount” has the meaning set forth in the Series 2008-1 Note Purchase Agreement.

“Mazda Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Mazda as of such date.

“Mercedes Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Mercedes as of such date.

“Merrill Lynch Investors” means the collective reference to (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, and (v) any Affiliate of any thereof.

“Mitsubishi Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Mitsubishi as of such date.

“MLGP” means Merrill Lynch Global Partners, Inc.

“Moody’s First Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-1” and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A1” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A1” or above by Moody’s.

“Moody’s Second Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, such rating is “Prime-2” or above and its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Moody’s, its long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating is “A3” or above by Moody’s.

 “Monthly Total Principal Allocation” means for any Related Month the sum of all Series 2008-1 Principal Allocations with respect to such Related Month plus any amounts deposited in the Series 2008-1 Collection Account pursuant to Section 3.3(f)(iv)(B) of this Series Supplement.

“New York UCC” has the meaning specified in Section 3.11(b)(i) of this Series Supplement.

“Nissan Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Nissan as of such date.

“Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all HVF Vehicles that are Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers other than Eligible Manufacturers with respect to Vehicles that were Eligible Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer other than an Eligible Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were manufactured by Manufacturers other than Eligible Manufacturers that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that were manufactured by Manufacturers other than Eligible Manufacturers and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to its Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Eligible Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date: (i) the Net Book Value of all Non-Eligible Program Vehicles and Non-Program Vehicles that are Eligible Vehicles as of such date and not turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not delivered and accepted for Auction pursuant to its Manufacturer Program or not otherwise sold or deemed to be sold under the Related Documents, plus (ii) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by Manufacturers with respect to Vehicles that were Eligible Vehicles and Non-Eligible Program Vehicles when turned in to and accepted by such Manufacturers or delivered and accepted for Auction, plus (iii) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles that have been delivered and accepted for Auction pursuant to a Manufacturer Program with a Manufacturer, all amounts receivable (other than amounts specified in clause (ii) above) from any Person in connection with the Auction of such Eligible Vehicles as of such date, plus (iv) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction, otherwise sold or become a Casualty, any accrued and unpaid Casualty Payments or Termination Payments with respect to such Eligible Vehicles as of such date under the HVF Lease, plus (v) with respect to Eligible Vehicles that were Non-Eligible Program Vehicles or Non-Program Vehicles that have been turned in to and accepted by the Manufacturer thereof, delivered and accepted for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent with respect to such Eligible Vehicles under the HVF Lease (net of amounts set forth in clauses (ii), (iii) and (iv) above), plus (vi) if such date is during the period from and including a Determination Date to but excluding the next Payment Date, accrued and unpaid Monthly Base Rent payable on the next Payment Date with respect to all Eligible Vehicles as of such date that are Non-Eligible Program Vehicles or Non-Program Vehicles and that have not been turned in to and accepted by the Manufacturer thereof pursuant to its Manufacturer Program, not been delivered and accepted for Auction pursuant to a Manufacturer Program and not otherwise been sold or deemed to be sold under the Related Documents.

“Non-Investment Grade Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date does not have a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s and at least “Baa3” from Moody’s; provided that upon the withdrawal of the rating of a Manufacturer by a Rating Agency or upon the downgrade of a Manufacturer by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB-” or “Baa3”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Administrator, HVF or the Servicer obtains actual knowledge of such downgrade and (ii) the date on which the Trustee or the Administrative Agent notifies the Administrator of such downgrade.

“Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles (excluding any Excluded Redesignated Vehicles) as of any date of determination, the sum of the respective Third-Party Market Values of each such Non-Program Vehicle.

“Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the portion of the Non-Eligible Vehicle Amount as of such date allocable to or arising from Non-Program Vehicles.

“Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Non-Program Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Non-Program Vehicle Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amounts of Disposition Proceeds paid or payable in respect of all Non-Program Vehicles that are sold to third parties, at auction or otherwise (excluding salvage sales), during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales and (b) 100%.

“Non-Top Two Category 3 Manufacturer Vehicle Percentage” means, as of any date of determination, the excess of the Category 3 Manufacturer Vehicle Percentage as of such date over the Top Two Category 3 Manufacturer Vehicle Percentage as of such date.

“Non-Top Two Category 3 Manufacturer Vehicle Percentage Excess” means, as of any date of determination, the excess of the Non-Top Two Category 3 Manufacturer Vehicle Percentage as of such date over the Capped Non-Top Two Category 3 Manufacturer Vehicle Percentage as of such date.

“Outstanding” means with respect to the Series 2008-1 Notes, all Series 2008-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2008-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2008-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2008-1 Distribution Account and are available for payment of such Series 2008-1 Notes, and Series 2008-1 Notes which are considered paid pursuant to Section 8.1 of the Base Indenture, or (c) Series 2008-1 Notes in exchange for or in lieu of other Series 2008-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2008-1 Notes are held by a purchaser for value.

“Parent Entity” means any of Holdings and any other Person that is a Subsidiary of Holdings and of which Investors is a subsidiary.

“Past Due Rent Payment” has the meaning specified in Section 3.2(c) of this Series Supplement.

“Permitted Holders” means, (a) any of the Equity Investors, Management Investors, CD&R, Carlyle, MLGP and any of their respective Affiliates; (b) any investment fund or vehicle managed, sponsored or advised by CD&R, Carlyle, MLGP or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (c) any limited or general partners of, or other investors in, any CD&R Investor, Carlyle Investor or Merrill Lynch Investor or any Affiliate thereof, or any such investment fund or vehicle and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Investors or any Parent Entity.

“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2008-1 Demand Note and distributed to the Series 2008-1 Noteholders in respect of amounts owing under the Series 2008-1 Notes that is recoverable or that has been recovered as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Principal Amount” means, with respect to the Series 2008-1 Notes, the Series 2008-1 Principal Amount.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2008-1 Adjusted Principal Amount on such date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month) over (b) the Series 2008-1 Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease, shall mean the excess, if any, of (x) the Series 2008-1 Adjusted Principal Amount on such date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month) over (y) the sum of (1) the Series 2008-1 Asset Amount on such date and (2) the lesser of (a) the Series 2008-1 Liquidity Amount on such date and (b) the Series 2008-1 Required Liquidity Amount on such date.

“Pro Rata Share” means, with respect to any Series 2008-1 Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2008-1 Letter of Credit Provider’s Series 2008-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2008-1 Letters of Credit as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2008-1 Letter of Credit Provider as of any date, if such Series 2008-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2008-1 Letter of Credit made prior to such date, the available amount under such Series 2008-1 Letter of Credit Provider’s Series 2008-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2008-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by the Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2008-1 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under its Series 2008-1 Letter of Credit).

“Rating” means the rating of the Series 2008-1 Notes by Standard & Poor’s or Moody’s, as applicable.

“Rating Agencies” means, with respect to the Series 2008-1 Notes, Standard & Poor’s and Moody’s and any other nationally recognized rating agency rating the Series 2008-1 Notes at the request of HVF.

“Record Date” means, with respect to any Payment Date, the last day of the Related Month.

“Redesignated Vehicle” means any Program Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy has occurred which has been redesignated as a Non-Program Vehicle pursuant to Section 18(b) of the HVF Lease in accordance with Section 2.6 thereof.

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Required Noteholders” means, with respect to the Series 2008-1 Notes, Series 2008-1 Noteholders holding more than 66 2/3% of the Series 2008-1 Principal Amount (excluding any Series 2008-1 Notes held by HVF or any Affiliate of HVF (other than Series 2008-1 Notes held by an Affiliate Issuer if such Affiliate Issuer has assigned all voting, consent and control rights associated with such Series 2008-1 Notes to Persons that are not Affiliates of HVF)).

“Required Ratings” means, with respect to the Series 2008-1 Notes, explicit public ratings of at least “A” by S&P and “A2” by Moody’s.

“Second Level Ratings Event” means, with respect to the Series 2008-1 Notes, the Series 2008-1 Notes shall not have explicit public ratings of at least “BBB-” by S&P and “Baa3” by Moody’s for a period in excess of thirty (30) days.

“Senior Credit Facilities” means the Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of December 21, 2005, among Hertz Equipment Rental Corporation, Hertz together with certain of the Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Lehman Commercial Paper Inc., as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole documentation agent, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 15, 2007, that certain Third Amendment to Credit Agreement, dated as of May 23, 2007 and that certain Fourth Amendment to Credit Agreement, dated as of September 30, 2007)),

(b) senior secured term loan facility, provided under a credit agreement, dated as of December 21, 2005, among Hertz together with certain of the Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Lehman Commercial Paper Inc., as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole documentation agent, and the other financial institutions party thereto from time to time (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 9, 2007 and that certain Third Amendment to Credit Agreement, dated as of May 23, 2007)) and (c) any successor or replacement credit facility to the senior secured asset based revolving loan facility or senior secured term loan facility described in clauses (a) and (b)).

“Series 2004-1 Supplement” means that certain Second Amended and Restated Series Supplement to the Base Indenture, dated as of August 1, 2006, as amended by Amendment No. 1 thereto, dated as of October 24, 2007 (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2004-1 Notes.

“Series 2005-1 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of August 1, 2006, as amended by Amendment No. 1 thereto, dated as of October 24, 2007 (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2005-1 Notes.

“Series 2005-2 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of August 1, 2006, as amended by Amendment No. 1 thereto, dated as of October 24, 2007 (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2005-2 Notes.

“Series 2005-3 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of August 1, 2006, as amended by Amendment No. 1 thereto, dated as of October 24, 2007 (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2005-3 Notes.

“Series 2005-4 Supplement” means that certain Amended and Restated Series Supplement to the Base Indenture, dated as of August 1, 2006, as amended by Amendment No. 1 thereto, dated as of October 24, 2007 (as further amended, modified, restated or supplemented from time to time in accordance with the terms thereof), by and between HVF and the Trustee, relating to, among other things, the issuance by HVF of its Series 2005-4 Notes.

“Series 2008-1 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest on the Series 2008-1 Notes as of such date (including, without limitation, any accrued and unpaid Program Fee and Undrawn Fee), (ii) the Indenture Carrying Charges due and payable to the Series 2008-1 Noteholders on the next succeeding Payment Date and (iii) the product of (x) the Series 2008-1 Percentage as of such date of determination and (y) the Indenture Carrying Charges not included in clause (ii) above.

“Series 2008-1 Accrued Interest Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

 “Series 2008-1 Adjusted Enhancement Amount” means, the Series 2008-1 Enhancement Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2008-1 Letter of Credit if at the time of such calculation (A) such Series 2008-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit, (C) such Series 2008-1 Letter of Credit Provider shall have repudiated such Series 2008-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2008-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit.

“Series 2008-1 Adjusted Liquidity Amount” means, the Series 2008-1 Liquidity Amount, excluding from the calculation thereof the amount available to be drawn under any Series 2008-1 Letter of Credit if at the time of such calculation (A) such Series 2008-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit, (C) such Series 2008-1 Letter of Credit Provider shall have repudiated such Series 2008-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2008-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit.

 “Series 2008-1 Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2008-1 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Excess Collection Account and (2) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Collection Account and available for reduction of the Series 2008-1 Principal Amount, in each case, as of such date.

“Series 2008-1 Asset Amount” means, as of any date of determination, the product of (i) the Series 2008-1 Asset Percentage as of such date and (ii) the Aggregate Asset Amount as of such date.

“Series 2008-1 Asset Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which shall be equal to the Series 2008-1 Required Asset Amount, determined during the Series 2008-1 Revolving Period as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2008-1 Closing Date, on the Series 2008-1 Closing Date), or, during the Series 2008-1 Rapid Amortization Period, as of the last day of the Series 2008-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2008-1 Closing Date, as of the Series 2008-1 Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount.

“Series 2008-1 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2008-1 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2008-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2008-1 Reserve Account.

“Series 2008-1 Base Rate Tranche” means that portion of the Series 2008-1 Principal Amount purchased or maintained with Series 2008-1 Advances which bear interest by reference to the Series 2008-1 Base Rate.

“Series 2008-1 Cash Collateral Account” has the meaning specified in Section 3.9(f) of this Series Supplement.

“Series 2008-1 Cash Collateral Account Collateral” has the meaning specified in Section 3.9(a) of this Series Supplement.

“Series 2008-1 Cash Collateral Account Interest and Earnings” means with respect to a Series 2008-1 Cash Collateral Account all interest and earnings (net of losses and investment expenses) paid on funds on deposit in such Series 2008-1 Cash Collateral Account.

“Series 2008-1 Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2008-1 Available Cash Collateral Account Amount and (b) the lesser of (i) the excess, if any, of the Series 2008-1 Adjusted Enhancement Amount (after giving effect to any withdrawal from the Series 2008-1 Reserve Account on such Payment Date) over the Series 2008-1 Required Enhancement Amount on such Payment Date and (ii) the excess, if any, of the Series 2008-1 Adjusted Liquidity Amount over the Series 2008-1 Required Liquidity Amount on such Payment Date.

 “Series 2008-1 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2008-1 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2008-1 Letter of Credit Liquidity Amount as of such date.

“Series 2008-1 Certificate of Credit Demand” means a certificate in the form of Annex A to a Series 2008-1 Letter of Credit.

“Series 2008-1 Certificate of Preference Payment Demand” means a certificate in the form of Annex C to a Series 2008-1 Letter of Credit.

“Series 2008-1 Certificate of Termination Demand” means a certificate in the form of Annex D to a Series 2008-1 Letter of Credit.

“Series 2008-1 Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to Series 2008-1 Letter of Credit.

“Series 2008-1 Closing Date” means September 12, 2008.

“Series 2008-1 Collateral” means the Collateral, the Series 2008-1 Interest Rate Caps, each Series 2008-1 Letter of Credit, the Series 2008-1 Series Account Collateral, the Series 2008-1 Cash Collateral Account Collateral, the Series 2008-1 Demand Note, the Series 2008-1 Distribution Account Collateral and the Series 2008-1 Reserve Account Collateral.

“Series 2008-1 Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2008-1 Commercial Paper” means the promissory notes of each Series 2008-1 Noteholder issued by such Series 2008-1 Noteholder in the commercial paper market and allocated to the funding of Series 2008-1 Advances in respect of the Series 2008-1 Notes.

“Series 2008-1 CP Tranche” means that portion of the Series 2008-1 Principal Amount purchased or maintained with Series 2008-1 Advances which bear interest by reference to the CP Rate.

“Series 2008-1 Daily Interest Amount” means, for any day in a Series 2008-1 Interest Period, an amount equal to the result of (a) the product of (i) the Series 2008-1 Note Rate for such Series 2008-1 Interest Period and (ii) the Series 2008-1 Principal Amount as of the close of business on such date divided by (b) 360.

“Series 2008-1 Deficiency Amount” has the meaning specified in Section 3.3(e) of this Series Supplement.

“Series 2008-1 Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit G-2 to this Series Supplement, as amended, modified or restated from time to time in accordance with its terms and the terms of this Series Supplement.

“Series 2008-1 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2008-1 Demand Note that were deposited into the Series 2008-1 Distribution Account and paid to the Series 2008-1 Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF (or any payee of HVF) with the proceeds of any Series 2008-1 LOC Preference Payment Disbursement (or any withdrawal from any Series 2008-1 Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2008-1 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2008-1 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2008-1 Deposit Date” has the meaning specified in Section 3.2 of this Series Supplement.

“Series 2008-1 Designated Account” has the meaning specified in Section 3.11(a) of this Series Supplement.

“Series 2008-1 Disbursement” shall mean any Series 2008-1 LOC Credit Disbursement, any Series 2008-1 LOC Preference Payment Disbursement, any Series 2008-1 LOC Termination Disbursement or any Series 2008-1 LOC Unpaid Demand Note Disbursement under the Series 2008-1 Letters of Credit or any combination thereof, as the context may require.

“Series 2008-1 Distribution Account” has the meaning specified in Section 3.10(a) of this Series Supplement.

“Series 2008-1 Distribution Account Collateral” has the meaning specified in Section 3.10(d) of this Series Supplement.

“Series 2008-1 Downgrade Event” has the meaning specified in Section 3.9(c) of this Series Supplement.

“Series 2008-1 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2008-1 Letter of Credit, a long-term senior unsecured debt rating (or the equivalent thereof in the case of Moody’s or Standard & Poor’s, as applicable) of at least “A+” from Standard & Poor’s and at least “A1” from Moody’s and a short-term senior unsecured debt rating of at least “A-1” from Standard & Poor’s and “P-1” from Moody’s; provided that, other than in connection with the initial

Series 2008-1 Letter of Credit Provider, each Series 2008-1 Eligible Letter of Credit Provider shall be approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“Series 2008-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2008-1 Overcollateralization Amount as of such date, (ii) the Series 2008-1 Letter of Credit Amount as of such date and (iii) the Series 2008-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2008-1 Enhancement Deficiency” means, on any day, the amount by which the Series 2008-1 Adjusted Enhancement Amount is less than the Series 2008-1 Required Enhancement Amount.

“Series 2008-1 Eurodollar Tranche” means that portion of the Series 2008-1 Principal Amount purchased or maintained with Series 2008-1 Advances which bear interest by reference to the Series 2008-1 Eurodollar Rate.

“Series 2008-1 Excess Collection Account” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series 2008-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2008-1 Outstanding Principal Amount exceeds the Series 2008-1 Maximum Principal Amount.

“Series 2008-1 Initial Principal Amount” means the aggregate initial principal amount of the Series 2008-1 Notes, which is $0.

“Series 2008-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2008-1 Interest Period shall commence on and include the Series 2008-1 Closing Date and end on and include October 24, 2008.

“Series 2008-1 Interest Rate Cap” has the meaning specified in Section 3.12(a) of this Series Supplement; provided that for the avoidance of doubt each Series 2008-1 Interest Rate Cap shall constitute a “Series-Specific Swap Agreement”, but shall not constitute a “Swap Agreement” for all purposes under the Base Indenture or any other Related Document.

“Series 2008-1 Invested Percentage” means on any date of determination:

(a)           when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be equal to the Series 2008-1 Required Adjusted Asset Amount, determined during the Series 2008-1 Revolving Period as of the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2008-1 Closing Date, on the Series 2008-1 Closing Date), or, the Series 2008-1 Required

Adjusted Asset Amount, determined during the Series 2008-1 Rapid Amortization Period, as of the last day of the Series 2008-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the immediately preceding Related Month or, until the end of the initial Related Month after the Series 2008-1 Closing Date, as of the Series 2008-1 Closing Date and (II) as of the same date as in clause (I), the Aggregate Required Asset Amount;

(b)           when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which shall be the Series 2008-1 Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2008-1 Investor Group” has the meaning set forth in the Series 2008-1 Note Purchase Agreement.

“Series 2008-1 Investor Group Principal Amount” has the meaning set forth in the Series 2008-1 Note Purchase Agreement.

 “Series 2008-1 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2008-1 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the HVF Lease from and excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2008-1 Accrued Interest Account from and excluding the preceding Payment Date to and including such Payment Date.

“Series 2008-1 Lease Payment Deficit” means either a Series 2008-1 Lease Interest Payment Deficit or a Series 2008-1 Lease Principal Payment Deficit.

“Series 2008-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2008-1 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) the amount deposited in the Series 2008-1 Distribution Account pursuant to Section 3.5(d) of this Series Supplement on such preceding Payment Date on account of such Series 2008-1 Lease Principal Payment Deficit.

“Series 2008-1 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2008-1 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2008-1 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2008-1 Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit B to this Series Supplement and otherwise in form and substance satisfactory to the Administrative Agent issued by a Series 2008-1 Eligible

Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2008-1 Noteholders; provided, however, that the Administrative Agent agrees that any Series 2008-1 Letter of Credit that is in the form and substance of the Series 2008-1 Letter of Credit provided to the Trustee on the Series 2008-1 Closing Date is in form and substance satisfactory to the Administrative Agent; provided further that any Series 2008-1 Letter of Credit issued after the Series 2008-1 Closing Date shall be subject to the satisfaction of the Series 2008-1 Rating Agency Condition.

 “Series 2008-1 Letter of Credit Agreement” means the Series 2008-1 Letter of Credit Reimbursement Agreement and any other agreement pursuant to which a Series 2008-1 Letter of Credit is issued in favor of the Trustee for the benefit of the Series 2008-1 Noteholders.

“Series 2008-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under the Series 2008-1 Letters of Credit, as specified therein, and (ii) if the Series 2008-1 Cash Collateral Account has been established and funded pursuant to Section 3.9 of this Series Supplement, the Series 2008-1 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2008-1 Demand Note on such date.

“Series 2008-1 Letter of Credit Expiration Date” means, with respect to any Series 2008-1 Letter of Credit, the expiration date set forth in such Series 2008-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2008-1 Letter of Credit.

“Series 2008-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2008-1 Letter of Credit, as specified therein, and (b) if a Series 2008-1 Cash Collateral Account has been established and funded pursuant to Section 3.9(e) of this Series Supplement, the Series 2008-1 Available Cash Collateral Account Amount on such date.

“Series 2008-1 Letter of Credit Provider” means the issuer of a Series 2008-1 Letter of Credit.

 “Series 2008-1 Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2008-1 Letter of Credit Provider for draws under its Series 2008-1 Letter of Credit, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Series 2008-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2008-1 Letter of Credit Liquidity Amount and (b) the Series 2008-1 Available Reserve Account Amount on such date (after giving effect to any deposits thereto on such date).

“Series 2008-1 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2008-1 Adjusted Liquidity Amount is less than the Series 2008-1 Required Liquidity Amount as of such date.

“Series 2008-1 Liquidity Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2008-1 Adjusted Liquidity Amount over the Series 2008-1 Required Liquidity Amount, in each case, as of such date.

“Series 2008-1 LOC Credit Disbursement” means an amount drawn under a Series 2008-1 Letter of Credit pursuant to a Series 2008-1 Certificate of Credit Demand.

“Series 2008-1 LOC Preference Payment Disbursement” means an amount drawn under a Series 2008-1 Letter of Credit pursuant to a Series 2008-1 Certificate of Preference Payment Demand.

“Series 2008-1 LOC Termination Disbursement” means an amount drawn under a Series 2008-1 Letter of Credit pursuant to a Series 2008-1 Certificate of Termination Demand.

“Series 2008-1 LOC Unpaid Demand Note Disbursement” means an amount drawn under a Series 2008-1 Letter of Credit pursuant to a Series 2008-1 Certificate of Unpaid Demand Note Demand.

“Series 2008-1 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount” means, as of any day, an amount equal to 9% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Aggregate Kia/Subaru/Hyundai Amount” means, as of any day, an amount equal to 30% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Amount” means any of the Series 2008-1 Maximum Hyundai Amount, the Series 2008-1 Maximum Jaguar Amount, the Series 2008-1 Maximum Kia Amount, the Series 2008-1 Maximum Land Rover Amount, the Series 2008-1 Maximum Mazda Amount, the Series 2008-1 Maximum Mitsubishi Amount, the Series 2008-1 Maximum Subaru Amount, the Series 2008-1 Maximum Volvo Amount, the Series 2008-1 Maximum Manufacturer Non-Eligible Vehicle Amount, the Series 2008-1 Maximum Non-Eligible Manufacturer Amount, the Series 2008-1 Maximum Non-Eligible Vehicle Amount, the Series 2008-1 Maximum Audi Amount, the Series 2008-1 Maximum BMW Amount, the Series 2008-1 Maximum Lexus Amount, the Series 2008-1 Maximum Mercedes Amount, the Series 2008-1 Maximum Nissan Amount, the Series 2008-1 Maximum Volkswagen Amount, the Series 2008-1 Maximum Aggregate BMW/Lexus/Audi Mercedes Amount, the Series 2008-1 Maximum Aggregate Kia/Subaru/Hyundai Amount and the Series 2008-1 Maximum HVF Service Vehicle Amount.

“Series 2008-1 Maximum Audi Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum BMW Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum HVF Service Vehicle Amount” means, as of any day, an amount equal to 2% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Hyundai Amount” means, as of any day, an amount equal to 13% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Jaguar Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Kia Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Land Rover Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Lexus Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Manufacturer Non-Eligible Vehicle Amount” means, as of any day, with respect to any Manufacturer, an amount equal to 40% of the Non-Eligible Vehicle Amount.

“Series 2008-1 Maximum Mazda Amount” means, as of any day, an amount equal to 20% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Mercedes Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Mitsubishi Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Nissan Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 3% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Non-Eligible Vehicle Amount” means, as of any day, an amount equal to 85% of the Adjusted Aggregate Asset Amount.

“Series 2008-1 Maximum Principal Amount” means, $825,000,000; provided that such amount may be (i) reduced at any time and from time to time by written agreement among HVF, each Series 2008-1 Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of the Series 2008-1 Note Purchase Agreement, or (ii) increased at any time and from time to time upon an Additional Investor Group becoming party to the Series 2008-1 Note Purchase Agreement in accordance with the terms thereof.

“Series 2008-1 Maximum Subaru Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Volkswagen Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Maximum Volvo Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2008-1 Monthly Default Interest Amount” means, with respect to any Payment Date, the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2008-1 Principal Amount as of each day during the related Series 2008-1 Interest Period (after giving effect to any increases or decreases to the Series 2008-1 Principal Amount on such day) during which an Amortization Event with respect to the Series 2008-1 Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2008-1 Interest Period during which an Amortization Event with respect to the Series 2008-1 Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2008-1 Interest Period during which an Amortization Event with respect to the Series 2008-1 Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2008-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

 “Series 2008-1 Monthly Interest” means, with respect to any Payment Date, the sum of (i) the Series 2008-1 Daily Interest Amount for each day in the related Series 2008-1 Interest Period, plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2008-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2008-1 Note Rate), plus (iii) the Undrawn Fee for such Payment Date, calculated in accordance with Section 3.02(b) of the Series 2008-1 Note Purchase Agreement.

“Series 2008-1 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement would have been deposited into the Series 2008-1 Collection Account if all payments required to have been made under the HVF Lease from and excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Series Supplement have been received for deposit into the Series 2008-1 Collection Account (without giving effect to any amounts deposited into the Series 2008-1 Accrued Interest Account pursuant to the proviso in Section 3.2(b)(ii) of this Series Supplement) from and excluding the preceding Payment Date to and including such Payment Date.

“Series 2008-1 Moody’s Highest Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 39.50% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to Moody’s) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date).

“Series 2008-1 Moody’s Highest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Non-Program Vehicle Percentage as of such date plus (b) the Bankrupt Manufacturer Vehicle Percentage as of such date.

 “Series 2008-1 Moody’s Intermediate Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 34.00% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to Moody’s) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date).

“Series 2008-1 Moody’s Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess of (i) 100% over (ii) the sum of (x) the Series 2008-1 Moody’s Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2008-1 Moody’s Highest Enhancement Vehicle Percentage as of such date.

“Series 2008-1 Moody’s Lowest Enhancement Percentage” means, with respect to any date of determination, 16.50% (or such lower percentage as may be agreed to by HVF, each Funding Agent and Moody’s, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to Moody’s).

“Series 2008-1 Moody’s Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Category 1 Manufacturer Eligible Program Vehicle Percentage as of such date plus (b) the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage as of such date plus (c) the Capped Category 2 Manufacturer Program Vehicle Percentage as of such date.

“Series 2008-1 Moody’s Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 2008-1 Moody’s Lowest Enhancement Percentage as of such date times (ii) the Series 2008-1 Moody’s Lowest Enhancement Vehicle Percentage as of such date plus (b) the product of (i) the

Series 2008-1 Moody’s Intermediate Enhancement Percentage as of such date times (ii) Series 2008-1 Moody’s Intermediate Enhancement Vehicle Percentage as of such date plus (c) the product of (i) the Series 2008-1 Moody’s Highest Enhancement Percentage as of such date times (ii) the Series 2008-1 Moody’s Highest Enhancement Vehicle Percentage as of such date.

“Series 2008-1 Noteholder” means the Person in whose name a Series 2008-1 Note is registered in the Note Register.

“Series 2008-1 Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 12, 2008, among HVF, the Series 2008-1 Noteholders, the Administrative Agent, the Administrator, the Series 2008-1 Funding Agents, the Conduit Investors and the Committed Note Purchasers, pursuant to which the Series 2008-1 Noteholders have agreed to purchase the Series 2008-1 Notes from HVF, subject to the terms and conditions set forth therein, as amended, supplemented, restated or otherwise modified from time to time.

“Series 2008-1 Note Rate” means, for any Series 2008-1 Interest Period, the sum of (i) the weighted average of the CP Rates applicable to the Series 2008-1 CP Tranche and the weighted average of the Series 2008-1 Eurodollar Rates (Reserve Adjusted) applicable to the Series 2008-1 Eurodollar Tranche and the weighted average of the Series 2008-1 Base Rates applicable to the Series 2008-1 Base Rate Tranche, in each case, for the Series 2008-1 Interest Period and (ii) the Program Fee Rate as defined in the Series 2008-1 Note Purchase Agreement; provided, however, that the Series 2008-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2008-1 Notes” means any one of the Series 2008-1 Variable Funding Rental Car Asset Backed Notes, executed by HVF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

“Series 2008-1 Notice of Reduction” means a notice in the form of Annex E to a Series 2008-1 Letter of Credit.

 “Series 2008-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the sum of (i) Series 2008-1 Initial Principal Amount plus (ii), without duplication, the sum of the Additional Investor Group Initial Principal Amounts for each Additional Investor Group as of such date minus (b) the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to the Series 2008-1 Noteholders on or prior to such date plus (c) any Increases in the Series 2008-1 Principal Amount pursuant to Section 2.1(a) of this Series Supplement on or prior to such date; provided that at no time may the Series 2008-1 Outstanding Principal Amount exceed the Series 2008-1 Maximum Principal Amount.

“Series 2008-1 Overcollateralization Amount” means as of any date of determination, (i) on which no Aggregate Asset Amount Deficiency exists, the Series 2008-1 Required Overcollateralization Amount as of such date or (ii) on which an

Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2008-1 Asset Amount over the Series 2008-1 Adjusted Principal Amount as of such date.

“Series 2008-1 Past Due Rent Payment” has the meaning specified in Section 3.2(c) of this Series Supplement.

“Series 2008-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2008-1 Principal Amount as of such date and the denominator of which is the Aggregate Principal Amount as of such date.

 “Series 2008-1 Principal Amount” means when used with respect to any date, an amount equal to the Series 2008-1 Outstanding Principal Amount plus the amount of any principal payments made to Series 2008-1 Noteholders that have been rescinded or otherwise returned by the Series 2008-1 Noteholders for any reason; provided that, for the avoidance of doubt, for purposes of determining whether or not the Requisite Investors have given any consent, waiver, direction or instruction, the Series 2008-1 Principal Amount held by each Series 2008-1 Noteholder shall be deemed to include, without double counting, the undrawn portion of the “Maximum Purchaser Group Invested Amount” (i.e., the unutilized purchase commitments under the Series 2008-1 Note Purchase Agreement) for such Series 2008-1 Noteholder’s Investor Group.

“Series 2008-1 Principal Allocation” has the meaning specified in Section 3.2 (a)(ii) of this Series Supplement.

 “Series 2008-1 Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2008-1 Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2008-1 Notes are fully paid and (B) the termination of the Indenture.

“Series 2008-1 Rating Agency Condition” means, with respect to the Series 2008-1 Notes and any action, including the issuance of an additional Series of Notes, that each Rating Agency shall have notified HVF, the Administrative Agent and the Trustee in writing that such action will not result in a reduction or withdrawal of the then-current ratings of the Series 2008-1 Notes.

“Series 2008-1 Repurchase Amount” has the meaning specified in Section 6.1 of this Series Supplement.

 “Series 2008-1 Required Adjusted Asset Amount” means, as of any date of determination, the sum of (i) the excess, if any, of (A) the Series 2008-1 Principal Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Excess Collection Account and (2) the amount of cash and Permitted Investments on deposit in the Series 2008-1 Collection Account that, in the case of each of (i)(B)(1) and (i)(B)(2), is required to be applied to reduce the Series 2008-1 Principal Amount, as of such date and (ii) the Series 2008-1 Required Overcollateralization Amount as of such date.

“Series 2008-1 Required Asset Amount” means, as of any date of determination, the sum of (i) the Series 2008-1 Adjusted Principal Amount as of such date and (ii) the Series 2008-1 Required Overcollateralization Amount as of such date.

“Series 2008-1 Required Asset Amount Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2008-1 Required Asset Amount and the denominator of which is the Aggregate Required Asset Amount as of such date.

“Series 2008-1 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2008-1 Required Enhancement Percentage as of such date and (y) the Series 2008-1 Adjusted Principal Amount as of such date and (ii) the Series 2008-1 Required Incremental Enhancement Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Limited Liquidation Event of Default, the Series 2008-1 Required Enhancement Amount shall equal the lesser of (x) the Series 2008-1 Adjusted Principal Amount as of such date and (y) the sum of (l) the product of the Series 2008-1 Required Enhancement Percentage as of such date of determination and the Series 2008-1 Adjusted Principal Amount as of the date of the occurrence of such Limited Liquidation Event of Default and (2) the Series 2008-1 Required Incremental Enhancement Amount as of such date of determination.

“Series 2008-1 Required Incremental Enhancement Amount” means

(i)            as of the Series 2008-1 Closing Date, $0; and

(ii)           as of any date thereafter on which the Series 2008-1 Adjusted Principal Amount is greater than zero, the product of (A) the Series 2008-1 Required Asset Amount Percentage as of the immediately preceding Business Day and (B) the sum of (1) the excess, if any, of the Non-Eligible Vehicle Amount (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2008-1 Maximum Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (2) the excess, if any, of the Hyundai Amount over the Series 2008-1 Maximum Hyundai Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Jaguar Amount over the Series 2008-1 Maximum Jaguar Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Kia Amount over the Series 2008-1 Maximum Kia Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Land Rover Amount over the Series 2008-1 Maximum Land Rover Amount as of such immediately preceding Business Day, (6) the excess, if any, of the Mazda Amount over the Series 2008-1 Maximum Mazda Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Mitsubishi Amount over the Series 2008-1 Maximum Mitsubishi Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Subaru Amount over the Series 2008-1 Maximum Subaru Amount as of such immediately preceding Business Day, (9) the excess, if any, of the Volvo Amount over the Series 2008-1 Maximum Volvo Amount as of such immediately preceding Business Day, (10) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2008-1 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (11) the excess, if any, of the Manufacturer Non-Eligible Vehicle Amount with respect to any Manufacturer (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, GM, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2008-1 Maximum Manufacturer Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (12) the excess, if any, of the Audi Amount over the Series 2008-1 Maximum Audi Amount as of such immediately preceding Business Day, (13) the excess, if any of the BMW Amount over the Series 2008-1 Maximum BMW Amount as of such immediately preceding Business Day, (14) the excess, if any of the Lexus Amount over the Series 2008-1 Maximum Lexus Amount as of such immediately preceding Business Day, (15) the excess, if any of the Mercedes Amount over the Series 2008-1 Maximum Mercedes Amount as of such immediately preceding Business Day, (16) the excess, if any of the Nissan Amount over the Series 2008-1 Maximum Nissan Amount as of such immediately preceding Business Day, (17) the excess, if any of the Volkswagen Amount over the Series 2008-1 Maximum Volkswagen Amount as of such immediately preceding Business Day, (18) the excess, if any of the Aggregate BMW/Lexus/Mercedes/Audi Amount over the Series 2008-1 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount as of such immediately preceding Business Day, (19) the excess, if any of the Aggregate Kia/Subaru/Hyundai Amount over the Series 2008-1 Maximum Aggregate Kia/Subaru/Hyundai Amount as of such immediately preceding Business Day, (20) the excess, if any of the HVF Service Vehicle Amount over the Series 2008-1 Maximum HVF Service Vehicle Amount as of such immediately preceding Business Day and (21) the excess, if any, of the Ineligible Receivable Manufacturer Receivable Amount over the Ineligible Non-Investment Grade Manufacturer Receivable Amount as of such immediately preceding Business Day.  The Manufacturer Non-Eligible Vehicle Amounts with respect to Ford, Volvo and Mazda shall be calculated on an aggregate basis so that they will be considered as one Manufacturer for the purpose of the calculation of the Series 2008-1 Maximum Manufacturer Non-Eligible Vehicle Amount for so long as each of Volvo and Mazda is an Affiliate of Ford.

“Series 2008-1 Required Enhancement Percentage” means, as of any date of determination, the greater of (i) the Series 2008-1 S&P Required Enhancement Percentage as of such date and (ii) the Series 2008-1 Moody’s Required Enhancement Percentage as of such date.

“Series 2008-1 Required Liquidity Amount” means, as of any date of determination, an amount equal to the product of (i) the Series 2008-1 Required Liquidity Percentage as of such date times (ii) the Series 2008-1 Adjusted Principal Amount as of such date.

“Series 2008-1 Required Liquidity Percentage” means, as of any date of determination, 6.75%.

“Series 2008-1 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2008-1 Required Enhancement Amount as of such date over (b) the sum of (i) the Series 2008-1 Available Reserve Account Amount as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) and (ii) the Series 2008-1 Letter of Credit Amount as of such date.

“Series 2008-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2008-1 Required Liquidity Amount over the Series 2008-1 Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2008-1 Letter of Credit if at the time of such calculation (A) such Series 2008-1 Letter of Credit shall not be in full force and effect, (B) an Event of Bankruptcy shall have occurred with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit, (C) such Series 2008-1 Letter of Credit Provider shall have repudiated such Series 2008-1 Letter of Credit or failed to honor a draw thereon made in accordance with the terms thereof or (D) a Series 2008-1 Downgrade Event shall have occurred and be continuing for at least 30 days with respect to the Series 2008-1 Letter of Credit Provider of such Series 2008-1 Letter of Credit and (b) the excess, if any, of the Series 2008-1 Required Enhancement Amount over the Series 2008-1 Adjusted Enhancement Amount (excluding therefrom the Series 2008-1 Available Reserve Account Amount), in each case, as of such date.

“Series 2008-1 Reserve Account” has the meaning specified in Section 3.8(a) of this Series Supplement.

“Series 2008-1 Reserve Account Collateral” has the meaning specified in Section 3.8(d) of this Series Supplement.

“Series 2008-1 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2008-1 Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2008-1 Required Reserve Account Amount, in each case, as of such date.

“Series 2008-1 Revolving Period” means the period from and including the Series 2008-1 Closing Date to the commencement of the Series 2008-1 Rapid Amortization Period.

“Series 2008-1 S&P Highest Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 40.00% (or such lower percentage as may be agreed to by HVF, each Funding Agent and S&P, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to S&P) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date).

“Series 2008-1 S&P Highest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (i) the Top Two Category 3 Manufacturer Vehicle Percentage as of such date, (ii) Non-Top Two Category 3 Manufacturer Vehicle Percentage Excess as of such date and (iii) the Bankrupt Manufacturer Vehicle Percentage as of such date.

“Series 2008-1 S&P Intermediate Enhancement Percentage” means, with respect to any date of determination, the sum of (a) 34.00% (or such lower percentage as may be agreed to by HVF, each Funding Agent and S&P, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to S&P) and (b) an amount equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Measurement Month Average for any Measurement Month within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding 12 calendar months (or such fewer number of months as have elapsed since the Series 2008-1 Closing Date).

“Series 2008-1 S&P Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess of (i) 100% over (ii) the sum of (x) the Series 2008-1 S&P Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2008-1 S&P Highest Enhancement Vehicle Percentage as of such date.

“Series 2008-1  S&P Lowest Enhancement Percentage” means, with respect to any date of determination, 23.50% (or such lower percentage as may be agreed to by HVF, each Funding Agent and S&P, subject to satisfaction of the Series 2008-1 Rating Agency Condition with respect to S&P).

“Series 2008-1 S&P Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Category 1 Manufacturer Eligible Program Vehicle Percentage as of such date and (b) the Capped Category 2 Manufacturer Eligible Program Vehicle Percentage as of such date.

“Series 2008-1 S&P Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 2008-1 S&P Lowest Enhancement Percentage as of such date times (ii) the Series 2008-1 S&P Lowest Enhancement Vehicle Percentage as of such date plus (b) the product of (i) the Series

2008-1 S&P Intermediate Enhancement Percentage as of such date times (ii) the Series 2008-1 S&P Intermediate Enhancement Vehicle Percentage as of such date plus (c) the product of (i) the Series 2008-1 S&P Highest Enhancement Percentage as of such date times (ii) the Series 2008-1 S&P Highest Enhancement Vehicle Percentage as of such date.

“Series 2008-1 Series Account Collateral” has the meaning specified in Section 3.1(d) of this Series Supplement.

“Series 2008-1 Series Accounts” has the meaning specified in Section 3.1(a) of this Series Supplement.

“Series Supplement” has the meaning set forth in the preamble.

“Servicer Event of Default” means the occurrence of an event that results in amounts due under the Servicer’s Senior Credit Facilities becoming immediately due and payable and that has not been waived by the lenders under such facilities.

“Standard & Poor’s First Trigger Required Ratings” means, with respect to any entity, rating requirements which are satisfied where (i) if such entity has a short-term, unsecured and unsubordinated debt obligation rating by Standard & Poor’s, such rating is “A-1” or (ii) if such entity does not have a short-term, unsecured and unsubordinated debt obligation rating by Standard & Poor’s, its unsecured and unsubordinated debt rating or counterparty rating is “A+” or above by Standard & Poor’s.

“Subaru Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Subaru as of such date.

“Third-Party Market Value” means, with respect to any HVF Vehicle as of any date of determination, the market value of such HVF Vehicle as specified in the Related Month’s published NADA Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided, that if the NADA Guide was not published in the Related Month or the NADA Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value of such HVF Vehicle shall be based on the market value specified in the Finance Guide for the model class and model year of such HVF Vehicle based on the average equipment and the average mileage of each HVF Vehicle of such model class and model year; provided, further, that if the Finance Guide is being published but such HVF Vehicle is not included therein, the Third-Party Market Value of such HVF Vehicle shall mean the Net Book Value of such HVF Vehicle; provided, further, that if the Finance Guide was not published in the Related Month, the Third-Party Market Value of such HVF Vehicle shall be based on an independent third-party data source selected by the Servicer and approved by each Rating Agency that is rating the Series 2008-1 Notes and the Administrative Agent (such approval not to be unreasonably withheld or delayed), at the request of HVF based on the average equipment and average mileage of each HVF Vehicle of such model class and model year; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the Third-Party Market Value of such HVF Vehicle shall be equal to a reasonable estimate of the wholesale market value of such Vehicle as determined by the Servicer, based on the Net Book Value of such Vehicle and any other factors deemed relevant by the Servicer.

“Top Two Category 3 Manufacturers” means, as of any date of determination, the two Category 3 Manufacturers with the largest portions of the Aggregate Asset Amount attributable to Vehicles manufactured by such Category 3 Manufacturers (or one or more Affiliates of such Category 3 Manufacturers) and amounts receivable from such Manufacturers (or one or more Affiliates of such Category 3 Manufacturers), in each case, as of such date.

“Top Two Category 3 Manufacturer Vehicle Amount” means, as of any date of determination, the sum of the Manufacturer Eligible Program Vehicle Amounts and Manufacturer Non-Eligible Vehicle Amounts for the Top Two Category 3 Manufacturers as of such date.

“Top Two Category 3 Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Top Two Category 3 Manufacturer Vehicle Amount as of such date and the denominator of which is the excess of (A) the Aggregate Asset Amount over (B) the amount of cash and Permitted Investments on deposit in the Collection Account and the HVF Exchange Account, in each case, as of such date.

“Volkswagen Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Volkswagen as of such date.

“Voluntary Decrease” has the meaning specified in Section 2.2(b) of this Series Supplement.

“Volvo Amount” means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Volvo as of such date.

“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors.

“Weekly Noteholders Statement” means, with respect to the Series 2008-1 Notes, a statement substantially in the form of Exhibit F-2 hereto.

ARTICLE II

INITIAL ISSUANCE AND INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2008-1 NOTES

Section 2.1.   Initial Issuance; Procedure for Increasing the Series 2008-1 Principal Amount.

(a)           Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 2.1 (in the case of subsections (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi), (b)(vii), (b)(viii) and (b)(x) of this Section 2.1, as evidenced by an Advance Request delivered to the Trustee as to which the Trustee may rely) (i) on the Series 2008-1 Closing Date, HVF may issue Series 2008-1 Notes in the aggregate initial principal amount equal to the Series 2008-1 Initial Principal Amount, (ii) on any Business Day during the Series 2008-1 Revolving Period, issue Additional Series 2008-1 Notes in an aggregate initial principal amount equal to the Additional Investor Group Initial Principal Amount with respect to the related Additional Investor Group and (iii) on any Business Day during the Series 2008-1 Revolving Period, HVF may, in accordance with the Series 2008-1 Note Purchase Agreement, increase the Series 2008-1 Principal Amount (such increase referred to as an “Increase”), by issuing, at par, ratable amounts of additional principal amounts of the Series 2008-1 Notes.  Each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2008-1 Note Purchase Agreement and shall be ratably allocated among the Series 2008-1 Notes, based on their respective portion of the Series 2008-1 Principal Amount prior to giving effect to such Increase.  Proceeds from the initial issuance of the Series 2008-1 Notes and from any Increase shall be deposited into the Collection Account and allocated in accordance with Article III hereof.  Upon each Increase, the Trustee shall, or shall cause the Registrar to, indicate in the Note Register such Increase.

(b)           The initial Series 2008-1 Notes will be issued on the Series 2008-1 Closing Date, Additional Series 2008-1 Notes will be issued on any Business Day during the Series 2008-1 Revolving Period that an Additional Investor Group becomes a party to the Series 2008-1 Note Purchase Agreement, and the Series 2008-1 Principal Amount may be increased on any Business Day during the Series 2008-1 Revolving Period (subject to the limitations set forth in Section 2.2(a) below), in each case, pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance, such additional issuance of Additional Series 2008-1 Notes and each proposed Increase:

(i)            other than in the case of the initial issuance of the Series 2008-1 Notes on the Closing Date, the amount of such issuance or Increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof;

(ii)           after giving effect to such issuance or Increase, (A) the Investor Group Principal Amount with respect to each Investor Group shall not exceed the Maximum Investor Group Principal Amount with respect to such Investor Group and (B) the Series 2008-1 Principal Amount shall not exceed the Series 2008-1 Maximum Principal Amount;

(iii)          after giving effect to such issuance or Increase and the application of the proceeds thereof, no Series 2008-1 Enhancement Deficiency, Series 2008-1 Liquidity Deficiency or Aggregate Asset Amount Deficiency shall exist;

(iv)          after giving effect to such issuance or Increase and the application of the proceeds thereof, the amount on deposit in the Series 2008-1 Reserve Account shall be equal to or greater than the Series 2008-1 Required Reserve Account Amount;

(v)           no Series 2008-1 Amortization Event has occurred and is continuing and such issuance or Increase and the application of the proceeds thereof will not result in the occurrence of (1) an Amortization Event with respect to the Series 2008-1 Notes or a Limited Liquidation Event of Default, or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event with respect to the Series 2008-1 Notes or a Limited Liquidation Event of Default;

(vi)          all representations and warranties set forth in Article 7 of the Base Indenture shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations relate to an earlier date);

(vii)         all conditions precedent to the making of advances under the Series 2008-1 Note Purchase Agreement shall have been satisfied;

(viii)        in the case of the initial issuance of the Series 2008-1 Notes on the Closing Date, receipt by HVF of a letter from each Rating Agency confirming that the Series 2008-1 Notes have been rated with the applicable Required Rating by such Rating Agency and receipt by the Trustee and the Administrative Agent of a true and correct copy thereof;

(ix)           no more than three Increases shall occur during any calendar week;

(x)            each Rating Agency shall have received prior written notice of each issuance of Additional Series 2008-1 Notes; and

(xi)           in the case of any Increase, the Series 2008-1 Letter of Credit shall have been issued and remains outstanding and in full force and effect.

Section 2.2.   Procedure for Decreasing the Series 2008-1 Principal Amount.

(a)           Mandatory Decrease.  Whenever (i) a Series 2008-1 Enhancement Deficiency exists, then, on or before the Payment Date immediately following discovery of such Series 2008-1 Enhancement Deficiency, HVF shall apply funds in the Series 2008-1 Excess Collection Account in accordance with Section 3.2(e)

of this Series Supplement, to make a pro rata reduction in the Series 2008-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) by the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2008-1 Principal Amount on such Payment Date, no such Series 2008-1 Enhancement Deficiency shall exist and (y) the amount that would reduce the Series 2008-1 Principal Amount to zero, (ii) an Aggregate Asset Amount Deficiency exists, then, on or before the Payment Date immediately following discovery of such Aggregate Asset Amount Deficiency, HVF shall allocate to and deposit in the Series 2008-1 Excess Collection Account to be applied in accordance with Section 3.2(e) of this Series Supplement, funds to make a pro rata reduction in the Series 2008-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) in an amount equal to the lesser of (x) the Series 2008-1 Invested Percentage (with respect to Principal Collections) of the amount of such Aggregate Asset Amount Deficiency and (y) the Series 2008-1 Principal Amount as of the date of application of such funds and (iii) a Series 2008-1 Excess Principal Event shall have occurred, then, on or before the Payment Date immediately following discovery of such Series 2008-1 Excess Principal Event, HVF shall allocate to and deposit in the Series 2008-1 Excess Collection Account to be applied in accordance with Section 3.2(e) of this Series Supplement, funds to make a pro rata reduction in the Series 2008-1 Principal Amount (subject to the limitations specified in Section 2.2(c) below) by the lesser of (x) the amount necessary, so that after giving effect to all Decreases of the Series 2008-1 Principal Amount on such Payment Date, no such Series 2008-1 Excess Principal Event shall exist and (y) the amount that would reduce the Series 2008-1 Principal Amount to zero (each reduction of the Series 2008-1 Principal Amount pursuant to this Section 2.2(a), a “Mandatory Decrease”); plus, with respect to each clause above, any associated breakage costs (including Series 2008-1 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2008-1 Commercial Paper) incurred as a result of such decrease (paid together with such decrease calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases).  Such Mandatory Decrease shall be ratably allocated among the Series 2008-1 Noteholders, based on their respective portion of the Series 2008-1 Principal Amount prior to giving effect to such Mandatory Decrease.  Upon discovery of such a Series 2008-1 Enhancement Deficiency, Aggregate Asset Amount Deficiency or Series 2008-1 Excess Principal Event, HVF promptly, but in any event within 5 Business Days, shall deliver written notice (by facsimile with original to follow by mail) of any such Mandatory Decreases to the Trustee.

(b)           Voluntary Decrease.  On any Business Day, upon at least 3 Business Day’s prior notice to each Series 2008-1 Noteholder, each Committed Note Purchaser and the Trustee, HVF may decrease the Series 2008-1 Principal Amount (each such reduction of the Series 2008-1 Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by withdrawing from the Series 2008-1 Excess Collection Account or, after the Series 2008-1 Revolving Period, the Series 2008-1 Collection Account, an amount (subject to the last sentence of this Section 2.2(b)) up to the sum of all Principal Collections on deposit in such accounts and, in the case of the Series 2008-1 Excess Collection Account, available for distribution to effect a Voluntary Decrease pursuant to Section 3.2(e) of this Series Supplement, and distributing pro rata to the Series 2008-1 Noteholders in respect of principal of the Series 2008-1 Notes, the amount of such withdrawal in accordance with Section 3.5(d);  plus any associated breakage costs (including Series 2008-1 Commercial Paper discounts and interest scheduled to accrue through the maturity of such Series 2008-1 Commercial Paper) incurred as a result of such decrease (paid together with such decrease and calculated in accordance with the procedures outlined in Section 6.1 of this Series Supplement for optional repurchases); provided that HVF shall not effect a Voluntary Decrease pursuant to this Section 2.2(b) more than three times in any calendar week; provided further that the Trustee shall not be required to monitor the compliance of HVF with the limitation on the frequency of Voluntary Decreases set forth in the immediately preceding proviso.  Such Voluntary Decrease shall be ratably allocated among the Series 2008-1 Noteholders, based on their respective portion of the Series 2008-1 Principal Amount.  Each such Voluntary Decrease shall be, in the aggregate for all Series 2008-1 Notes, in a minimum principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof.

(c)           Upon distribution to the Series 2008-1 Noteholders of principal of the Series 2008-1 Notes in connection with each Decrease, the Trustee shall, or shall cause the Registrar to indicate in the Note Register such Decrease.  The amount of any Decrease shall not exceed the amount allocated to the Series 2008-1 Excess Collection Account or the Series 2008-1 Collection Account and available for distribution to Series 2008-1 Noteholders in respect of principal of the Series 2008-1 Notes on the date of such Decrease pursuant to the terms hereof.

ARTICLE III

SERIES 2008-1 ALLOCATIONS

With respect to the Series 2008-1 Notes only, the following shall apply:

Section 3.1.   Series 2008-1 Series Accounts.

(a)           Establishment of Series 2008-1 Series Accounts.  HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2008-1 Noteholders three accounts: the Series 2008-1 Collection Account (such account, the “Series 2008-1 Collection Account”), the Series 2008-1 Accrued Interest Account (such account, the “Series 2008-1 Accrued Interest Account”) and the Series 2008-1 Excess Collection Account (such account, the “Series 2008-1 Excess Collection Account” and, together with the Series 2008-1 Collection Account and the Series 2008-1 Accrued Interest Account, the “Series 2008-1 Series Accounts”).  Each Series 2008-1 Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2008-1 Noteholders.  Each Series 2008-1 Series Account shall be an Eligible Deposit Account.  If a Series 2008-1 Series Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that such Series 2008-1 Series Account is no longer an Eligible Deposit Account, establish a new Series 2008-1 Series Account that is an Eligible Deposit Account.  If a new Series 2008-1 Series Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2008-1 Series Account into the new Series 2008-1 Series Account.

Initially, each of the Series 2008-1 Series Accounts will be established with The Bank of New York.

(b)           Administration of the Series 2008-1 Series Accounts.  HVF may instruct (by standing instructions or otherwise) the institution maintaining each of the Series 2008-1 Series Accounts to invest funds on deposit in such Series 2008-1 Series Account from time to time in Permitted Investments; provided, however, that (x) any such investment in the Series 2008-1 Excess Collection Account shall mature not later than the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2008-1 Excess Collection Account) and (y) any such investment in the Series 2008-1 Collection Account or the Series 2008-1 Accrued Interest Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2008-1 Collection Account or Series 2008-1 Accrued Interest Account), unless any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2008-1 Series Accounts shall remain uninvested.

(c)           Earnings from Series 2008-1 Series Accounts.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2008-1 Series Accounts shall be deemed to be on deposit therein and available for distribution.

(d)           Series 2008-1 Series Accounts Constitute Additional Collateral for Series 2008-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2008-1 Series Accounts, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2008-1 Series Accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2008-1 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2008-1 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2008-1 Series Account Collateral”).

Section 3.2.   Allocations with Respect to the Series 2008-1 Notes.  The net proceeds from the initial sale of the Series 2008-1 Notes will be deposited into the Collection Account and allocated in accordance with clause (a)(ii) of this Section 3.2 below.  All amounts payable to HVF under the Series 2008-1 Interest Rate Caps will be deposited into the Series 2008-1 Collection Account.  On each Business Day on which the proceeds of the initial sale of the Series 2008-1 Notes, any Increase or Collections are deposited into the Collection Account (each such date, a “Series 2008-1 Deposit Date”), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to apply from all amounts deposited into the Collection Account in accordance with the provisions of this Section 3.2:

(a)           Allocations of Collections During the Series 2008-1 Revolving Period.  During the Series 2008-1 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on each Series 2008-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i)            allocate to and deposit in the Series 2008-1 Collection Account an amount equal to the sum of (A) the Series 2008-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any amounts received by the Trustee in respect of the Series 2008-1 Interest Rate Caps.  All such amounts deposited into the Series 2008-1 Collection Account shall thereafter be deposited into the Series 2008-1 Accrued Interest Account; and

(ii)           allocate to and deposit in the Series 2008-1 Excess Collection Account (A) an amount equal to the Series 2008-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day, (B) on the Series 2008-1 Closing Date, the net proceeds from the issuance of the Series 2008-1 Notes and (C) on the date of any Increase, the proceeds of such Increase (for any such day, the “Series 2008-1 Principal Allocation”).

(b)           Allocations of Collections During the Series 2008-1 Rapid Amortization Period.  During the Series 2008-1 Rapid Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement, prior to 1:00 p.m. (New York City time) on any Series 2008-1 Deposit Date, to apply from all amounts deposited into the Collection Account as set forth below:

(i)            allocate to and deposit in the Series 2008-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be thereafter allocated to and deposited in the Series 2008-1 Accrued Interest Account; and

(ii)           allocate to and deposit in the Series 2008-1 Collection Account an amount equal to the Series 2008-1 Principal Allocation for such day, which amount shall be used to make principal payments on a pro rata basis in respect of the Series 2008-1 Notes until the Series 2008-1 Notes have been paid in full; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2008-1 Notes, any amounts payable to the Trustee in respect of any Series 2008-1 Interest Rate Caps and other amounts available pursuant to Section 3.3 of this Series Supplement to pay Series 2008-1 Monthly Interest on the next succeeding Payment Date will be less than the sum of the Series 2008-1 Monthly Interest for such Payment Date and (B) the Series 2008-1 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to withdraw from the Series 2008-1 Collection Account a portion of the Principal Collections allocated to the Series 2008-1 Notes during the Related Month equal to the lesser of such insufficiency and the Series 2008-1 Enhancement Amount and deposit such amount into the Series 2008-1 Accrued Interest Account to be treated as Interest Collections on such Payment Date.

(c)           Past Due Rental Payments.  Notwithstanding the foregoing, if, after the occurrence of a Series 2008-1 Lease Payment Deficit, the Lessee shall make a payment of Rent or other amount payable by the Lessee under the HVF Lease on or prior to the fifth Business Day after the occurrence of such Series 2008-1 Lease Payment Deficit (a “Past Due Rent Payment”), the Administrator shall direct the Trustee in writing pursuant to the Administration Agreement to allocate to and deposit in the Series 2008-1 Collection Account an amount equal to the Series 2008-1 Invested Percentage as of the date of the occurrence of such Series 2008-1 Lease Payment Deficit of the Collections attributable to such Past Due Rent Payment (the “Series 2008-1 Past Due Rent Payment”).  The Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw from the Series 2008-1 Collection Account and apply the Series 2008-1 Past Due Rent Payment in the following order:

(i)            if the occurrence of the related Series 2008-1 Lease Payment Deficit resulted in one or more Series 2008-1 LOC Credit Disbursements being made under the Series 2008-1 Letters of Credit, pay to each Series 2008-1 Letter of Credit Provider who made such a Series 2008-1 LOC Credit Disbursement for application in accordance with the provisions of the applicable Series 2008-1 Letter of Credit Reimbursement Agreement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2008-1 Letter of Credit Provider’s Series 2008-1 LOC Credit Disbursement and (y) such Series 2008-1 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2008-1 Letter of Credit Provider’s Series 2008-1 LOC Credit Disbursement, of the amount of the Series 2008-1 Past Due Rent Payment;

(ii)           if the occurrence of such Series 2008-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2008-1 Cash Collateral Account, deposit in the Series 2008-1 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2008-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) above and (y) the amount withdrawn from the Series 2008-1 Cash Collateral Account on account of such Series 2008-1 Lease Payment Deficit;

(iii)          if the occurrence of such Series 2008-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2008-1 Reserve Account pursuant to Section 3.3(d) of this Series Supplement, deposit in the Series 2008-1 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2008-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the excess, if any, of the Series 2008-1 Required Reserve Account Amount over the Series 2008-1 Available Reserve Account Amount on such day;

(iv)          deposit into the Series 2008-1 Accrued Interest Account the amount, if any, by which the Series 2008-1 Lease Interest Payment Deficit, if any, relating to such Series 2008-1 Lease Payment Deficit exceeds the amount of the Series 2008-1 Past Due Rent Payment applied pursuant to clauses (i) through (iii) above; and

(v)           deposit into the Series 2008-1 Excess Collection Account and treat as Principal Collections the remaining amount of the Series 2008-1 Past Due Rent Payment.

(d)           Amounts Allocated from Other Series.  Amounts allocated to other Series of Notes that have been reallocated by HVF to the Series 2008-1 Notes (i) during the Series 2008-1 Revolving Period shall be deposited into the Series 2008-1 Excess Collection Account and applied in accordance with Section 3.2(e) of this Series Supplement and (ii) during the Series 2008-1 Rapid Amortization Period shall be deposited into the Series 2008-1 Collection Account and applied in accordance with Section 3.2(b) of this Series Supplement to make principal payments in respect of the Series 2008-1 Notes.

(e)           Series 2008-1 Excess Collection Account.  Amounts deposited into the Series 2008-1 Excess Collection Account on any Series 2008-1 Deposit Date prior to the commencement of the Series 2008-1 Rapid Amortization Period will be (i) first, withdrawn and deposited in the Series 2008-1 Reserve Account in an amount up to the excess, if any, of the Series 2008-1 Required Reserve Account Amount for such date over the Series 2008-1 Available Reserve Account Amount for such date, (ii) second, used to make a Mandatory Decrease, if applicable, in accordance with Sections 2.2(a) and 3.5(e) of this Series Supplement, (iii) third, used to pay the principal amount of other Series of Notes that are then required to be paid or, at the option of HVF, to pay the principal amount of other Series of Notes that may be paid under the Indenture, (iv) fourth, used at the option of HVF to make a Voluntary Decrease in accordance with Sections 2.2(b) and 3.5(e) of this Series Supplement, and (v) fifth, any remaining funds may be released to HVF, in the case of clauses (iii) through (v), only to the extent that no Series 2008-1 Enhancement Deficiency or other Amortization Event with respect to the Series 2008-1 Notes would result therefrom or exist immediately thereafter.  Notwithstanding the foregoing, on the first day of the Series 2008-1 Rapid Amortization Period, all funds on deposit in the Series 2008-1 Excess Collection Account will be withdrawn from the Series 2008-1 Excess Collection Account and deposited into the

Series 2008-1 Collection Account and applied in accordance with Section 3.2(b)(ii) of this Series Supplement.

Section 3.3.   Application of Interest Collections.

On the fourth Business Day prior to each Payment Date, as provided below, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to withdraw, and on such Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Series 2008-1 Accrued Interest Account pursuant to Section 3.3(a) below in respect of all funds available from any Series 2008-1 Interest Rate Caps and Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2008-1 Notes.

(a)           Note Interest with respect to the Series 2008-1 Notes.  On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to the amount to be withdrawn from the Series 2008-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2008-1 Notes processed from but not including the preceding Payment Date through the succeeding Payment Date and any amounts payable to HVF under any Series 2008-1 Interest Rate Cap during that period in respect of (i) first, (I) first an amount equal to the sum of (A) the Series 2008-1 Monthly Interest (excluding amounts referenced in clause (ii) of the definition thereof to the extent duplicative of Series 2008-1 Deficiency Amounts payable under clause (ii) below) for such Payment Date (the portion of such amount of Series 2008-1 Monthly Interest that will accrue for the period (each an, “Estimated Interest Period”) from and including the Determination Date immediately preceding such Payment Date to but excluding such Payment Date (such portion of the Series 2008-1 Monthly Interest with respect to any such Estimated Interest Period, the “Estimated Interest”) shall be estimated by the Administrator on such Determination Date) plus (B) the Estimated Interest Adjustment Amount with respect to such Determination Date and (II) second, an amount equal to any Indenture Carrying Charges due to the Series 2008-1 Noteholders and unpaid as of such Payment Date which are not included in the definition of Series 2008-1 Monthly Interest, (ii) second, an amount equal to the unpaid Series 2008-1 Deficiency Amounts, if any, as of the preceding Payment Date (together with any accrued interest on such Series 2008-1 Deficiency Amounts) and (iii) third, an amount equal to the Series 2008-1 Monthly Default Interest Amount, if any, for such Payment Date.  On or before 10:00 a.m. (New York City time) on the following Payment Date, the Trustee shall withdraw the amounts described in the first sentence of this Section 3.3(a), from the Series 2008-1 Accrued Interest Account and deposit such amounts into the Series 2008-1 Distribution Account.

On or before 4:00 p.m. (New York City time) on the Business Day immediately preceding each Determination Date, the Administrator shall notify the Trustee of any Estimated Interest Adjustment Amount with respect to such Determination Date, such notification to be in the form of Exhibit H to this Series Supplement (each an “Estimated Interest Adjustment Notice”).

(b)           Lease Payment Deficit Notice.  On or before 10:00 a.m. (New York City time) on each Payment Date, the Administrator shall notify the Trustee of the amount of any Series 2008-1 Lease Payment Deficit, such notification to be in the form of Exhibit C to this Series Supplement (each a “Lease Payment Deficit Notice”).

(c)           Withdrawals from the Series 2008-1 Reserve Account.  If the Administrator determines on any Payment Date that the amounts available from the Series 2008-1 Accrued Interest Account are insufficient to pay the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of this Series Supplement on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2008-1 Reserve Account and deposit in the Series 2008-1 Distribution Account on such Payment Date an amount equal to the lesser of the Series 2008-1 Available Reserve Account Amount and such insufficiency.  The Trustee shall withdraw such amount from the Series 2008-1 Reserve Account and deposit such amount in the Series 2008-1 Distribution Account.

(d)           Draws on Series 2008-1 Letters of Credit.  If the Administrator determines on any Payment Date that there exists a Series 2008-1 Lease Interest Payment Deficit, the Administrator shall instruct the Trustee in writing to draw on the Series 2008-1 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount, as set forth in such notice, equal to the least of (i) such Series 2008-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of this Series Supplement on such Payment Date over the amounts available from the Series 2008-1 Accrued Interest Account plus the amount withdrawn from the Series 2008-1 Reserve Account pursuant to Section 3.3(c) of this Series Supplement on such Payment Date and (iii) the Series 2008-1 Letter of Credit Liquidity Amount on the Series 2008-1 Letters of Credit by presenting to each Series 2008-1 Letter of Credit Provider a draft accompanied by a Series 2008-1 Certificate of Credit Demand and shall cause the Series 2008-1 LOC Credit Disbursements to be deposited in the Series 2008-1 Distribution Account on such Payment Date; provided, however, that if the Series 2008-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2008-1 Cash Collateral Account and deposit in the Series 2008-1 Distribution Account an amount equal to the lesser of (x) the Series 2008-1 Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) or (iii) above and (y) the Series 2008-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2008-1 Letters of Credit.

(e)           Deficiency Amounts.  If the amounts described in Sections 3.3(a), (b), (c) and (d) of this Series Supplement are insufficient to pay the Series 2008-1 Monthly Interest for any Payment Date, payments of interest to the Series 2008-1 Noteholders will be reduced on a pro rata basis by the amount of such deficiency.  The aggregate amount, if any, of such deficiency on any Payment Date allocable to the Series 2008-1 Notes shall be referred to as the “Series 2008-1 Deficiency Amount”.  Interest

shall accrue on the Series 2008-1 Deficiency Amount at the applicable Series 2008-1 Note Rate.

(f)            Balance.  On the fourth Business Day prior to each Payment Date, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement to pay, on such Payment Date, the balance (after making the payments required in Section 3.4 of this Series Supplement), if any, of the amounts available from the Series 2008-1 Accrued Interest Account as follows:

(i)            first, to the Administrator, in an amount equal to the Series 2008-1 Percentage as of the beginning of the Series 2008-1 Interest Period ending on the day preceding such Payment Date of the Monthly Administration Fee for such Series 2008-1 Interest Period;

(ii)           second, to the Trustee, in an amount equal to the Series 2008-1 Percentage as of the beginning of the Series 2008-1 Interest Period ending on the day preceding such Payment Date of the Trustee’s fees for such Series 2008-1 Interest Period;

(iii)          third, on a pro rata basis, to pay any Indenture Carrying Charges to the Persons to whom such amounts are owed, in an amount equal to the Series 2008-1 Percentage as of the beginning of the Series 2008-1 Interest Period ending on the day preceding such Payment Date of such Indenture Carrying Charges (other than Indenture Carrying Charges provided for above) for such Series 2008-1 Interest Period; and

(iv)          fourth, the balance, if any, shall be withdrawn from the Series 2008-1 Accrued Interest Account by the Trustee and (A) during the Series 2008-1 Revolving Period, deposited into the Series 2008-1 Excess Collection Account or (B) during the Series 2008-1 Rapid Amortization Period, deposited into the Series 2008-1 Collection Account and treated as Principal Collections.

(g)           Trustee Fees. If, on any Payment Date after the occurrence and during the continuance of a Liquidation Event of Default or a Limited Liquidation Event of Default, (x) the funds available to pay the Trustee fees pursuant to Section 3.3(f)(ii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date or (y) the funds available to pay the portion of the Indenture Carrying Charges payable to the Trustee pursuant to Section 3.3(f)(iii) of this Series Supplement on such Payment Date are less than the amount payable to the Trustee thereunder on such Payment Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 2008-1 Reserve Account and pay to itself on such Payment Date an amount equal to the least of (A) the Series 2008-1 Available Reserve Account Amount on such Payment Date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date), (B) an amount equal to the excess, if any, of (i) 0.70% of the Series 2008-1 Required Asset Amount as of the date of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default over (ii) the aggregate of the amounts previously withdrawn from the Series 2008-1

Reserve Account under this Section 3.3(g) in respect of fees and other amounts due and owing to the Trustee and (C) such insufficiency.  The Trustee shall withdraw such amounts from the Series 2008-1 Reserve Account and pay or reimburse itself.

Section 3.4.   Payment of Note Interest.  On each Payment Date, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2008-1 Noteholders from the Series 2008-1 Distribution Account the amount deposited in the Series 2008-1 Distribution Account for the payment of all amounts payable to the Series 2008-1 Noteholders pursuant to Section 3.3 of this Series Supplement.

Section 3.5.   Payment of Note Principal.

(a)           Monthly Payments During Series 2008-1 Rapid Amortization Period.  Commencing on the earlier to occur of (i) the Determination Date immediately preceding the Expected Final Payment Date or (ii) the first Determination Date after the commencement of the Series 2008-1 Rapid Amortization Period and on each Determination Date thereafter, the Administrator shall instruct the Trustee in writing pursuant to the Administration Agreement as to (v) the amount allocated to the Series 2008-1 Notes during the Related Month pursuant to Section 3.2(b)(ii) of this Series Supplement, as the case may be, (w) any amounts to be withdrawn from the Series 2008-1 Reserve Account and deposited into the Series 2008-1 Distribution Account, (x) any amounts to be drawn on the Series 2008-1 Letters of Credit (and/or withdrawn from the Series 2008-1 Cash Collateral Account) and (y) the amount of proceeds received in respect of a demand made under the Series 2008-1 Demand Note.  On the Payment Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 2008-1 Notes of each Class during the Related Month pursuant to Section 3.2(b)(ii) of this Series Supplement, as the case may be, from the Series 2008-1 Collection Account and deposit such amount together with the proceeds of any demand made on the Series 2008-1 Demand Note received during the period from and excluding the immediately preceding Payment Date to and including such Payment Date into the Series 2008-1 Distribution Account, which amount shall be paid to the Series 2008-1 Noteholders.

(b)           Principal Deficit Amount.  If the Principal Deficit Amount is greater than zero on any date or the Administrator determines that there exists a Series 2008-1 Lease Principal Payment Deficit, the Administrator shall promptly provide written notice thereof to the Administrative Agent and the Trustee.  On each Payment Date on which the Principal Deficit Amount is greater than zero or a Series 2008-1 Lease Principal Payment Deficit exists, amounts shall be transferred to the Series 2008-1 Distribution Account as follows:

(i)            Series 2008-1 Reserve Account Withdrawal.  On each Payment Date on which the Principal Deficit Amount is greater than zero, the Administrator shall instruct the Trustee in writing prior to 12:00 noon (New York City time) on such Payment Date, in the case of a Principal Deficit Amount resulting from a Series 2008-1 Lease Payment Deficit, or prior to 12:00 noon (New York City time) on the second Business Day prior to such Payment Date, in the case of any other Principal Deficit Amount, to withdraw from the Series 2008-1 Reserve Account, an amount equal to the lesser of (x) such Principal Deficit Amount and (y) the Series 2008-1 Available Reserve Account Amount on such Payment Date (after giving effect to any withdrawals from the Series 2008-1 Reserve Account on such Payment Date pursuant to Section 3.3(c) of this Series Supplement), and deposit such withdrawal in the Series 2008-1 Distribution Account on such Payment Date.

(ii)           Principal Draws on Series 2008-1 Letters of Credit.  If the Administrator determines on any Payment Date that there exists a Series 2008-1 Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), then the Administrator shall instruct the Trustee in writing to draw on the Series 2008-1 Letters of Credit, if any, in an amount equal to the least of (1) the excess of the Series 2008-1 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with clause (i) of this Section 3.5(b), (2) the Series 2008-1 Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2008-1 Letters of Credit on such Payment Date pursuant to Section 3.3(d) of this Series Supplement) and (3) on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with clause (i) of this Section 3.5(b).  Upon receipt of a notice by the Trustee from the Administrator in respect of a Series 2008-1 Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2008-1 Letters of Credit by presenting to each Series 2008-1 Letter of Credit Provider a draft accompanied by a Series 2008-1 Certificate of Credit Demand and shall cause the Series 2008-1 LOC Credit Disbursements to be deposited in the Series 2008-1 Distribution Account on such Payment Date; provided, however, that if the Series 2008-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2008-1 Cash Collateral Account and deposit in the Series 2008-1 Distribution Account an amount equal to the lesser of (x) the Series 2008-1 Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by the Administrator and (y) the Series 2008-1 Available Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2008-1 Letters of Credit.

(iii)          Demand Note Draw.  If on any Determination Date, the Administrator determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to the withdrawal from the Series

2008-1 Reserve Account on such Payment Date pursuant to clause (i) of this Section 3.5(b) of this Series Supplement and any drawings on the Series 2008-1 Letters of Credit on such Payment Date pursuant to clause (ii) of this Section 3.5(b)) will be greater than zero, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit G-1 (each a “Demand Notice”) on Hertz for payment under the Series 2008-1 Demand Note in an amount equal to the lesser of (i) the Principal Deficit Amount less the amount to be deposited in the Series 2008-1 Distribution Account in accordance with clauses (i) and/or (ii) of this Section 3.5(b) of this Series Supplement and (ii) the principal amount of the Series 2008-1 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2008-1 Demand Note to be deposited into the Series 2008-1 Distribution Account, and such proceeds shall be treated as Principal Collections for all purposes hereunder.

(iv)          Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(b)(iii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2008-1 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2008-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of (A) the amount that Hertz failed to pay under the Series 2008-1 Demand Note, the amount that the Trustee failed to demand for payment thereunder or the Preference Amount, as the case may be; and (B) the Series 2008-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2008-1 Letter of Credit Provider a draft accompanied by a Series 2008-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2008-1 Certificate of Preference Payment Demand; provided, however that if the Series 2008-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2008-1 Cash Collateral Account and deposit in the Series 2008-1 Distribution Account an amount equal to the lesser of (x) the Series 2008-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2008-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2008-1 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2008-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2008-1 Cash Collateral Account into the Series 2008-1 Collection Account and such proceeds shall be treated as Principal Collections for the Related Month.

(c)           Legal Final Payment Dates.  The Series 2008-1 Principal Amount shall be due and payable on the Legal Final Payment Date.  In connection therewith:

(i)            Reserve Account Withdrawal.  If the amount to be deposited in the Series 2008-1 Distribution Account in accordance with Section 3.5(a) of this Series Supplement with respect to the Legal Final Payment Date together with any amounts to be deposited therein in accordance with Section 3.5(b) of this Series Supplement on the Legal Final Payment Date, in each case, to pay principal of the Series 2008-1 Notes, is less than the Series 2008-1 Principal Amount on the Legal Final Payment Date, prior to 10:30 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Administrator shall instruct the Trustee to withdraw from the Series 2008-1 Reserve Account, an amount equal to the lesser of (i) the Series 2008-1 Available Reserve Account Amount (after giving effect to any withdrawals from the Series 2008-1 Reserve Account pursuant to Section 3.3(c) and Section 3.5(b)(i) of this Series Supplement), and (ii) such insufficiency, and deposit such withdrawn amounts in the Series 2008-1 Distribution Account on the Legal Final Payment Date.  The Trustee shall withdraw such amounts from the Series 2008-1 Reserve Account and deposit such amounts in the Series 2008-1 Distribution Account on or prior to the Legal Final Payment Date.

(ii)           Demand Note Draw.  If the amount to be deposited in the Series 2008-1 Distribution Account pursuant to Section 3.5(a) of this Series Supplement together with any amounts to be deposited therein in accordance with Section 3.5(b) and Section 3.5(c)(i) of this Series Supplement on the Legal Final Payment Date is less than the Series 2008-1 Principal Amount, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, the Administrator shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a Demand Notice to Hertz for payment under the Series 2008-1 Demand Note in an amount equal to the lesser of (i) such insufficiency and (ii) the principal amount of the Series 2008-1 Demand Note.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding the Legal Final Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz.  The Trustee shall cause the proceeds of any demand on the Series 2008-1 Demand Note to be deposited into the Series 2008-1 Distribution Account, and such proceeds shall be treated as Principal Collections for all purposes hereunder.

(iii)          Letter of Credit Draw.  If (1) the Trustee shall have delivered a Demand Notice as provided in Section 3.5(c)(ii) of this Series Supplement and Hertz shall have failed to pay to the Trustee or deposit into the Series 2008-1 Distribution Account the amount specified in such Demand Notice referred to in Section 3.5(c)(ii) of this Series Supplement in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (2) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz or (3) there is a Preference Amount, the Trustee shall draw on the Series 2008-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of (A) the amount that Hertz failed to pay under the Series 2008-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) or the Preference Amount, as the case may be; and (B) the Series 2008-1 Letter of Credit Amount on such Business Day, by presenting to each Series 2008-1 Letter of Credit Provider a draft accompanied by a Series 2008-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2008-1 Certificate of Preference Demand; provided, however that if the Series 2008-1 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2008-1 Cash Collateral Account and deposit in the Series 2008-1 Distribution Account an amount equal to the lesser of (x) the Series 2008-1 Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clause (A) and (B) above and (y) the Series 2008-1 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of such amount on the Series 2008-1 Letters of Credit.  The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2008-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2008-1 Cash Collateral Account into the Series 2008-1 Collection Account and such proceeds shall be treated as Principal Collections for the Related Month.

(d)           Distribution.  On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 3.5(a) of this Series Supplement, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2008-1 Noteholders the amount deposited in the Series 2008-1 Distribution Account for the payment of principal of the Series 2008-1 Notes held by such Series 2008-1 Noteholders pursuant to Section 3.5(a) of this Series Supplement and any amounts deposited in the Series 2008-1 Distribution Account for the payment of principal of such Series 2008-1 Notes pursuant to Section 3.5(b) of this Series Supplement and amounts deposited in the Series 2008-1 Distribution Account pursuant to Section 3.5(c) of this Series Supplement.

(e)           Decreases.  (i)  On any Business Day on which (a) a Mandatory Decrease pursuant to Section 2.2(a) of this Series Supplement shall be declared, the Trustee shall withdraw from the Series 2008-1 Excess Collection Account in accordance with the written instructions of the Administrator an amount equal to the lesser of (x) the funds then allocated to the Series 2008-1 Excess Collection Account (including proceeds from any Increase) pursuant to Section 3.2(a)(ii) or (b)(ii) of this Series Supplement and any amounts allocated by HVF to the Series 2008-1 Excess Collection Account pursuant to Section 3.2(d) of this Series Supplement) and, in each case, available for payment of such Mandatory Decrease pursuant to Section 3.2(e) of this Series Supplement and (y) the amount of such Mandatory Decrease, and distribute on a pro rata basis such amount to the Series 2008-1 Noteholders as a payment of principal or (b) a Voluntary Decrease pursuant to Section 2.2(b) and 3.2(e) of this Series Supplement shall be declared, the Trustee shall distribute the amounts withdrawn from the Series 2008-1 Excess Collection Account and/or the Series 2008-1 Collection Account pursuant to Section 3.2(b) of this Series Supplement in connection with such Voluntary Decrease to the Series 2008-1 Noteholders as a payment of principal.

(ii) On the Expected Final Payment Date, the Trustee shall withdraw from the Series 2008-1 Excess Collection Account in accordance with the written instructions of the Administrator an amount equal to the lesser of (x) the funds then allocated to the Series 2008-1 Excess Collection Account (including proceeds from any Increase) pursuant to Section 3.2(a)(ii) or (b)(ii) of this Series Supplement and any amounts allocated by HVF to the Series 2008-1 Excess Collection Account pursuant to Section 3.2(d) of this Series Supplement) and, in each case, available for payment of principal of the Series 2008-1 Notes pursuant to Section 3.2(e) of this Series Supplement and (y) the Series 2008-1 Principal Amount on such date, and distribute such amount to the Series 2008-1 Noteholders on a pro rata basis as payment of principal of the Series 2008-1 Notes until the Series 2008-1 Noteholders have been paid the Series 2008-1 Principal Amount in full.

Section 3.6.   Payment by Wire Transfer.  On each Payment Date, pursuant to Section 6.1 of the Base Indenture and Sections 3.4 and 3.5 hereof, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Section 3.4 or 3.5 of this Series Supplement to be paid by wire transfer of immediately available funds released from the Series 2008-1 Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2008-1 Noteholders.

Section 3.7.   The Administrator’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any Series 2008-1 Series Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account or such Series 2008-1 Series Account without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.  When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.  If the Administrator fails to give instructions to draw on any Series

2008-1 Letters of Credit with respect to a Class of Series 2008-1 Notes required to be given by the Administrator, at the time specified in this Series Supplement, the Trustee shall draw on such Series 2008-1 Letters of Credit with respect to such Class of Series 2008-1 Notes without such instruction from the Administrator, provided that the Administrator, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2008-1 Letter of Credit.

Section 3.8.   Series 2008-1 Reserve Account.

(a)           Establishment of Series 2008-1 Reserve Account.  HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2008-1 Noteholders an account (the “Series 2008-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2008-1 Noteholders.  The Series 2008-1 Reserve Account shall be an Eligible Deposit Account.  If the Series 2008-1 Reserve Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2008-1 Reserve Account is no longer an Eligible Deposit Account, establish a new Series 2008-1 Reserve Account that is an Eligible Deposit Account.  If a new Series 2008-1 Reserve Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2008-1 Reserve Account into the new Series 2008-1 Reserve Account.  Initially, the Series 2008-1 Reserve Account will be established with the Trustee.

(b)           Administration of the Series 2008-1 Reserve Account.  HVF may instruct (by standing instructions or otherwise) the institution maintaining the Series 2008-1 Reserve Account to invest funds on deposit in the Series 2008-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2008-1 Reserve Account), unless any Permitted Investment held in the Series 2008-1 Reserve Account is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2008-1 Reserve Account shall remain uninvested.

(c)           Earnings from Series 2008-1 Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2008-1 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(d)           Series 2008-1 Reserve Account Constitutes Additional Collateral for Series 2008-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2008-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2008-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2008-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2008-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2008-1 Reserve Account Collateral”).

(e)           Series 2008-1 Reserve Account Surplus.  In the event that the Series 2008-1 Reserve Account Surplus on any Payment Date is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall withdraw from the Series 2008-1 Reserve Account an amount equal to the Series 2008-1 Reserve Account Surplus and pay such Series 2008-1 Reserve Account Surplus to HVF.

(f)            Termination of Series 2008-1 Reserve Account.  On or after the date on which the Series 2008-1 Notes are fully paid, the Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2008-1 Reserve Account all remaining amounts on deposit therein for payment to HVF.

Section 3.9.   Series 2008-1 Letters of Credit and Series 2008-1 Cash Collateral Accounts.

(a)           Series 2008-1 Cash Collateral Account Constitutes Additional Collateral for Series 2008-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2008-1 Cash Collateral Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2008-1 Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2008-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2008-1 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2008-1 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2008-1 Cash Collateral Account Collateral”).

(b)           Series 2008-1 Letter of Credit Expiration Date. If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2008-1 Letter of Credit Expiration Date with respect to any Series 2008-1 Letter of Credit, excluding the amount available to be drawn under such Series 2008-1 Letter of Credit but taking into account each substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i) the Series 2008-1 Adjusted Enhancement Amount would be equal to or greater than the Series 2008-1 Required Enhancement Amount, (ii) the Series 2008-1 Adjusted Liquidity Amount would be equal to or greater than the Series 2008-1 Required Liquidity Amount, or (iii) the Series 2008-1 Letter of Credit Liquidity Amount would be equal to or greater than the Series 2008-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2008-1 Letter of Credit Expiration Date of such determination.  If prior to the date which is sixteen (16) Business Days prior to the then scheduled Series 2008-1 Letter of Credit Expiration Date with respect to any Series 2008-1 Letter of Credit, excluding such Series 2008-1 Letter of Credit but taking into account any substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (i)  the Series 2008-1 Adjusted Enhancement Amount would be less than the Series 2008-1 Required Enhancement Amount, (ii) the Series 2008-1 Adjusted Liquidity Amount would be less than the Series 2008-1 Required Liquidity Amount, or (iii) the Series 2008-1 Letter of Credit Liquidity Amount would be less than the Series 2008-1 Demand Note Payment Amount, then the Administrator shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2008-1 Letter of Credit Expiration Date of (x) the greatest of (A) the excess, if any, of the Series 2008-1 Required Enhancement Amount over the Series 2008-1 Adjusted Enhancement Amount, excluding such Series 2008-1 Letter of Credit but taking into account any substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2008-1 Required Liquidity Amount over the Series 2008-1 Adjusted Liquidity Amount, excluding such Series 2008-1 Letter of Credit but taking into account each substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2008-1 Demand Note Payment Amount over the Series 2008-1 Letter of Credit Liquidity Amount, excluding such Series 2008-1 Letter of Credit but taking into account each substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on such expiring Series 2008-1 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time)

on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2008-1 Letter of Credit by presenting a draft accompanied by a Series 2008-1 Certificate of Termination Demand and shall cause the Series 2008-1 LOC Termination Disbursements to be deposited in the Series 2008-1 Cash Collateral Account.  If the Trustee does not receive the notice from the Administrator described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2008-1 Letter of Credit Expiration Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2008-1 Letter of Credit by presenting a draft accompanied by a Series 2008-1 Certificate of Termination Demand and shall cause the Series 2008-1 LOC Termination Disbursements to be deposited in the applicable Series 2008-1 Cash Collateral Account.

(c)           Series 2008-1 Letter of Credit Providers.  The Administrator shall notify the Trustee and the Administrative Agent in writing within one Business Day of becoming aware that the short-term debt credit rating of any Series 2008-1 Letter of Credit Provider has fallen below “A-1” as determined by Standard & Poor’s or “P-1” as determined by Moody’s or the long-term debt credit rating of any Series 2008-1 Letter of Credit Provider has fallen below “A+” as determined by Standard & Poor’s or “A1” as determined by Moody’s (with respect to any Series 2008-1 Letter of Credit Provider, a “Series 2008-1 Downgrade Event”).  On the thirtieth (30th) day after the occurrence of a Series 2008-1 Downgrade Event with respect to any Series 2008-1 Letter of Credit Provider, the Administrator shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2008-1 Required Enhancement Amount over the Series 2008-1 Adjusted Enhancement Amount, excluding the available amount under the Series 2008-1 Letter of Credit issued by such Series 2008-1 Letter of Credit Provider, on such date, (B) the excess, if any, of the Series 2008-1 Required Liquidity Amount over the Series 2008-1 Adjusted Liquidity Amount, excluding the available amount under such Series 2008-1 Letter of Credit, on such date, and (C) the excess, if any, of the Series 2008-1 Demand Note Payment Amount over the Series 2008-1 Letter of Credit Liquidity Amount, excluding the available amount under such Series 2008-1 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2008-1 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2008-1 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Series 2008-1 Certificate of Termination Demand and shall cause the Series 2008-1 LOC Termination Disbursement to be deposited in a Series 2008-1 Cash Collateral Account.

(d)           Reductions in Stated Amounts of the Series 2008-1 Letters of Credit.  If the Trustee receives a written notice from the Lessee, substantially in the form of Exhibit D, requesting a reduction in the stated amount of any Series 2008-1 Letter of Credit, the Trustee shall within two Business Days of the receipt of such notice deliver to the Series 2008-1 Letter of Credit Provider who issued such Series 2008-1

Letter of Credit a Series 2008-1 Notice of Reduction requesting a reduction in the stated amount of such Series 2008-1 Letter of Credit in the amount requested in such notice effective on the date set forth in such notice, provided that on such effective date, after giving effect to the requested reduction in the stated amount of such Series 2008-1 Letter of Credit, (i) the Series 2008-1 Adjusted Enhancement Amount will equal or exceed the Series 2008-1 Required Enhancement Amount, (ii) the Series 2008-1 Adjusted Liquidity Amount will equal or exceed the Series 2008-1 Required Liquidity Amount, and (iii) the Series 2008-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2008-1 Demand Note Payment Amount.

(e)           Draws on the Series 2008-1 Letters of Credit.  If there is more than one Series 2008-1 Letter of Credit on the date of any draw on the Series 2008-1 Letters of Credit pursuant to the terms of this Series Supplement (other than pursuant to Sections 3.9(b) and (c) of this Series Supplement), the Administrator shall instruct the Trustee, in writing, to draw on each Series 2008-1 Letter of Credit in an amount equal to the Pro Rata Share of the Series 2008-1 Letter of Credit Provider issuing such Series 2008-1 Letter of Credit of the amount of such draw on the Series 2008-1 Letters of Credit.

(f)            Establishment of Series 2008-1 Cash Collateral Account.  On or prior to the date of any drawing under a Series 2008-1 Letter of Credit pursuant to Section 3.9(b) or (c) of this Series Supplement, HVF shall establish and maintain in the name of the Trustee for the benefit of the Series 2008-1 Noteholders, an account (the “Series 2008-1 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2008-1 Noteholders.  The Series 2008-1 Cash Collateral Account shall be an Eligible Deposit Account.  If the Series 2008-1 Cash Collateral Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2008-1 Cash Collateral Account is no longer an Eligible Deposit Account, establish a new Series 2008-1 Cash Collateral Account that is an Eligible Deposit Account.  If a new Series 2008-1 Cash Collateral Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2008-1 Cash Collateral Account into the new Series 2008-1 Cash Collateral Account

(g)           Administration of the Series 2008-1 Cash Collateral Account.  HVF may instruct (by standing instructions or otherwise) the institution maintaining a Series 2008-1 Cash Collateral Account to invest funds on deposit in a Series 2008-1 Cash Collateral Account from time to time in Permitted Investments.  Any investment of funds on deposit in a Series 2008-1 Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in a Series 2008-1 Cash Collateral Account), unless any Permitted Investment held in such Series 2008-1 Cash Collateral Account is held with the Trustee, in which case such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in a Series 2008-1 Cash Collateral Account shall remain uninvested.

(h)           Earnings from Series 2008-1 Cash Collateral Account.  All Series 2008-1 Cash Collateral Account Interest and Earnings shall be deemed to be on deposit therein and available for distribution.

(i)            Series 2008-1 Cash Collateral Account Surplus.  In the event that the Series 2008-1 Cash Collateral Account Surplus on any Payment Date is greater than zero, the Administrator may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of the Administrator (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 3.9(i), withdraw the amount specified by the Administrator from the Series 2008-1 Cash Collateral Account specified by the Administrator and apply such amount in accordance with the terms of this Section 3.9(i).  The amount of any such withdrawal from the Series 2008-1 Cash Collateral Account shall be limited to the least of (a) the Series 2008-1 Available Cash Collateral Account Amount on such Payment Date, (b) the Series 2008-1 Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2008-1 Letter of Credit Liquidity Amount on such Payment Date over the Series 2008-1 Demand Note Payment Amount on such Payment Date.  Any amounts withdrawn from the Series 2008-1 Cash Collateral Account pursuant to this Section 3.9(i) shall be paid:  first, to the Series 2008-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2008-1 Disbursements due and owing to such Series 2008-1 Letter of Credit Providers in respect of the Series 2008-1 Letters of Credit, for application in accordance with the provisions of the respective Series 2008-1 Letter of Credit Reimbursement Agreement, and second, to HVF any remaining amounts.

(j)            Termination of Series 2008-1 Cash Collateral Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts due and owing to the Series 2008-1 Noteholders and payable from the Series 2008-1 Cash Collateral Account as provided herein, shall withdraw from such Series 2008-1 Cash Collateral Account all amounts on deposit therein and shall pay such amounts, first, pro rata to the Series 2008-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2008-1 Disbursements due and owing to such Series 2008-1 Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2008-1 Letters of Credit, and second, to HVF any remaining amounts.

Section 3.10.   Series 2008-1 Distribution Account.

(a)           Establishment of Series 2008-1 Distribution Account.  The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2008-1 Noteholders an account (the “Series 2008-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2008-1 Noteholders.  The Series 2008-1 Distribution Account shall be an Eligible Deposit Account.  If the Series 2008-1 Distribution Account is at any time no longer an Eligible Deposit Account, HVF shall, within 10 Business Days of obtaining knowledge that the Series 2008-1 Distribution Account is no longer an Eligible Deposit Account, establish a new Series 2008-1 Distribution Account that is an Eligible Deposit Account.  If a new Series 2008-1 Distribution Account is established, HVF shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2008-1 Distribution Account into the new Series 2008-1 Distribution Account.  Initially, the Series 2008-1 Distribution Account will be established with the Trustee.

(b)           Administration of the Series 2008-1 Distribution Account.  The Administrator may instruct the institution maintaining the Series 2008-1 Distribution Account in writing to invest funds on deposit in the Series 2008-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2008-1 Distribution Account), unless any Permitted Investment held in the Series 2008-1 Distribution Account is held with the Trustee, then such investment may mature on such Payment Date and such funds shall be available for withdrawal on or prior to such Payment Date.  All such Permitted Investments will be credited to the Series 2008-1 Distribution Account.  HVF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2008-1 Distribution Account shall remain uninvested.

(c)           Earnings from Series 2008-1 Distribution Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2008-1 Distribution Account shall be deemed to be on deposit and available for distribution.

(d)           Series 2008-1 Distribution Account Constitutes Additional Collateral for Series 2008-1 Notes.  In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2008-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2008-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2008-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2008-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i)

through (vi) are referred to, collectively, as the “Series 2008-1 Distribution Account Collateral”).

Section 3.11.   Trustee as Securities Intermediary.

(a)           The Trustee or other Person holding the Series 2008-1 Collection Account, the Series 2008-1 Excess Collection Account, the Series 2008-1 Accrued Interest Account, the Series 2008-1 Reserve Account, the Series 2008-1 Cash Collateral Account or the Series 2008-1 Distribution Account (each a “Series 2008-1 Designated Account”) shall be the “securities intermediary” (as defined in Section 8-102 of the UCC in effect in the State of New York (the “New York UCC”), in such capacity, the “Securities Intermediary”).  If the Securities Intermediary in respect of any Series 2008-1 Designated Account is not the Trustee, HVF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 3.11.

(b)           The Securities Intermediary agrees that:

(i)            The Series 2008-1 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the New York UCC will be credited;

(ii)           All securities or other property underlying any Financial Assets credited to any Series 2008-1 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2008-1 Designated Account be registered in the name of HVF, payable to the order of HVF or specially endorsed to HVF;

(iii)          All property delivered to the Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2008-1 Designated Account;

(iv)          Each item of property (whether investment property, security, instrument or cash) credited to a Series 2008-1 Designated Account shall be treated as a Financial Asset;

(v)           If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2008-1 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by HVF or the Administrator;

(vi)          The Series 2008-1 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2008-1 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the

New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii)         The Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2008-1 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with HVF purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.11(b)(v) of this Series Supplement; and

(viii)        Except for the claims and interest of the Trustee and HVF in the Series 2008-1 Designated Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2008-1 Designated Accounts or in any Financial Asset credited thereto.  If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2008-1 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Administrator and HVF thereof.

(c)           The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2008-1 Designated Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2008-1 Designated Accounts.

Section 3.12.   Series 2008-1 Interest Rate Caps.

(a)           On the Series 2008-1 Closing Date, HVF shall acquire one or more interest rate caps (each a “Series 2008-1 Interest Rate Cap”) from an Eligible Interest Rate Cap Provider.  At the time of the acquisition of the initial Series 2008-1 Interest Rate Caps, the aggregate notional amount of all Series 2008-1 Interest Rate Caps shall equal the Series 2008-1 Maximum Principal Amount, and the aggregate notional amount of all Series 2008-1 Interest Rate Caps may be reduced to the extent that the Series 2008-1 Maximum Principal Amount is reduced after the acquisition of the initial Series 2008-1 Interest Rate Caps but shall not at any time be less than the Series 2008-1 Maximum Principal Amount at such time.  HVF shall acquire one or more additional Series 2008-1 Interest Rate Caps in connection with any increase of the Series 2008-1 Maximum Principal Amount such that the aggregate notional amounts of all Series 2008-1 Interest Rate Caps shall equal the Series 2008-1 Maximum Principal Amount after giving effect to such increase. The strike rate of each Series 2008-1 Interest Rate Cap shall not be greater than 7.0%. Each Series 2008-1 Interest Rate Cap shall have a term of at least until the Legal Final Payment Date.  HVF shall satisfy the Series 2008-1 Rating Agency Condition and obtain the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) in connection with its acquisition of any Series 2008-1 Interest Rate Cap or replacement thereof.

(b)           If, at any time, an Interest Rate Cap Provider (and, if the present and future obligations of an Interest Rate Cap Provider under its Series 2008-1 Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Rating Agencies and the Administrative Agent and satisfying the other requirements set forth in the related Series 2008-1 Interest Rate Cap), the related guarantor) fails to satisfy the Moody’s First Trigger Required Ratings or the Standard & Poor’s First Trigger Required Rating, then the Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2008-1 Interest Rate Cap, at the Interest Rate Cap Provider’s expense, to post and maintain collateral pursuant to a credit support annex entered into in connection with the Series 2008-1 Interest Rate Cap (the “Credit Support Annex”).

(c)           If, at any time, an Interest Rate Cap Provider is not an Eligible Interest Rate Cap Provider, then such Interest Rate Cap Provider will be required, pursuant to the terms of the Series 2008-1 Interest Rate Cap, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as the Series 2008-1 Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies and the Administrative Agent) from an Eligible Interest Rate Cap Provider and, simultaneously with such replacement, HVF shall terminate the Series 2008-1 Interest Rate Cap being replaced; provided that no termination of the Series 2008-1 Interest Rate Cap shall occur until HVF has entered into a replacement Series 2008-1 Interest Rate Cap. Each Series 2008-1 Interest Rate Cap must provide that if the Interest Rate Cap Provider is required to obtain a replacement as described in the preceding sentence and such replacement is not obtained within the period specified in the Series 2008-1 Interest Rate Cap, then the Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, collateralize its obligations under such Series 2008-1 Interest Rate Cap in an amount determined pursuant to the Credit Support Annex.  If HVF is unable to cause such Interest Rate Cap Provider to take any of the actions described in this Section 3.12(c) after making commercially reasonable efforts, HVF will obtain a replacement Series 2008-1 Interest Rate Cap at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF (in which event, such amount will be considered Indenture Carrying Charges and paid solely from Interest Collections available pursuant to Section 3.3(f) of this Series Supplement).

(d)           Each Series 2008-1 Noteholder by its acceptance of a Series 2008-1 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2008-1 Interest Rate Cap, (B) does not constitute collateral for the Series 2008-1 Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF has pledged each Series 2008-1 Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2008-1 Notes), and (C) will in no event be available to satisfy any obligations of HVF hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2008-1 Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2008-1 Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider.

(e)           HVF shall require all proceeds of each Series 2008-1 Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Collection Account, and the Trustee shall allocate all such proceeds to the Series 2008-1 Accrued Interest Account in accordance with Section 3.2 of this Series Supplement.

(f)            To secure payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in, and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest, whether now or hereafter existing or acquired, in the Series 2008-1 Interest Rate Caps and all proceeds thereof.

Section 3.13.   Series 2008-1 Demand Note Constitutes Additional Collateral for Series 2008-1 Notes.

(a)           In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2008-1 Notes, HVF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2008-1 Noteholders, all of HVF’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2008-1 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing the Series 2008-1 Demand Note; and (iii) all proceeds of any and all of the foregoing, including, without limitation, cash.  On the date hereof, HVF shall deliver to the Trustee, for the benefit of the Series 2008-1 Noteholders, the Series 2008-1 Demand Note, endorsed in blank.  The Trustee, for the benefit of the Series 2008-1 Noteholders, shall be the only Person authorized to make a demand for payment on the Series 2008-1 Demand Note.

(b)           Other than pursuant to a payment made upon a demand thereon by the Trustee, HVF shall not reduce the amount of the Series 2008-1 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2008-1 Demand Note after such reduction or forgiveness is less than the Series 2008-1 Letter of Credit Liquidity Amount.  HVF shall not agree, to any amendment of the Series 2008-1 Demand Note without first satisfying the Series 2008-1 Rating Agency Condition and obtaining the prior written consent of each Funding Agent.

(c)           Other than pursuant to a demand thereon pursuant to Section 3.5(b) or (c) of this Series Supplement, HVF shall not reduce the amount of the Series 2008-1 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2008-1 Demand Note after such forgiveness or reduction is less than the greater of (i) the Series 2008-1 Letter of Credit Liquidity Amount and (ii) an amount equal to 3.00% of the Series 2008-1 Principal Amount.

ARTICLE IV

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2008-1 Notes and shall constitute the Amortization Events set forth in Section 9.1(j) of the Base Indenture with respect to the Series 2008-1 Notes:

(a)           HVF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2008-1 Notes (other than the payments described in clause (b) below) when the same becomes due and payable and such default continues for a period of three (3) Business Days;

(b)           HVF defaults in the payment of any principal of the Series 2008-1 Notes when the same becomes due and payable on the applicable Legal Final Payment Date;

(c)           a Series 2008-1 Enhancement Deficiency shall occur and continue for at least three (3) Business Days;

(d)           a Series 2008-1 Liquidity Deficiency shall occur and continue for at least three (3) Business Days;

(e)           all principal of and interest on the Series 2008-1 Notes is not paid in full on or before the Expected Final Payment Date;

(f)            the Series 2008-1 Asset Amount shall be less than the Series 2008-1 Required Asset Amount for at least three (3) Business Days;

(g)           the Principal Deficit Amount shall be greater than zero;

(h)           the Collection Account, any Collateral Account, any Series 2008-1 Series Account, the Series 2008-1 Distribution Account or any HVF Exchange Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) and 30 days shall have elapsed without such Lien having been released or discharged;

(i)            (A) the Series 2008-1 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2008-1 Reserve Account Collateral (or any of the Lessee, HVF or any Affiliate of either so assets in writing) and, in each case, either (x) a Series 2008-1 Enhancement Deficiency would result from excluding the Series 2008-1 Available Reserve Account Amount from the Series 2008-1 Enhancement Amount or (y)

the Series 2008-1 Adjusted Liquidity Amount, excluding therefrom the Series 2008-1 Available Reserve Account Amount, would be less than the Series 2008-1 Required Liquidity Amount;

(j)            from and after the funding of the Series 2008-1 Cash Collateral Account, (A) the Series 2008-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien) for at least three (3) Business Days or (B) the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2008-1 Cash Collateral Account Collateral (or any of the Lessee, HVF or any Affiliate of either so assets in writing) and, in each case, either (x) a Series 2008-1 Enhancement Deficiency would result from excluding the Series 2008-1 Available Cash Collateral Account Amount from the Series 2008-1 Enhancement Amount or (y) the Series 2008-1 Adjusted Liquidity Amount, excluding therefrom the Series 2008-1 Available Cash Collateral Account Amount, would be less than the Series 2008-1 Required Liquidity Amount;

(k)           a Change of Control shall have occurred;

(l)            HVF shall fail to acquire or maintain in force a Series 2008-1 Interest Rate Cap at the times and in the notional amounts required by the terms of Section 3.12;

(m)          the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2008-1 Collateral (other than the Series 2008-1 Reserve Account Collateral and the Series 2008-1 Cash Collateral Account Collateral) or any of the Lessee, HVF or any Affiliate of either so asserts in writing;

(n)           the occurrence of a Servicer Event of Default;

(o)           the occurrence of a Servicer Default or an Administrator Default;

(p)           an Amortization Event with respect to any Existing Series of Notes shall have occurred (other than an Insurer Related Amortization Event with respect to any such Existing Series of Notes);

(q)           HVF fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2008-1 Notes, the Indenture, this Series Supplement or any other Related Document and the failure to so comply materially and adversely affects the interests of the Series 2008-1 Noteholders and continues to materially and adversely affect the interests of the Series 2008-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent; or

(r)            any representation made by HVF in the Indenture, this Series Supplement or any other Related Document is false and such false representation materially and adversely affects the interests of the Series 2008-1 Noteholders and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which HVF obtains knowledge thereof or (ii) the date that written notice thereof is given to HVF by the Trustee or to HVF and the Trustee by the Administrative Agent.

In the case of

(i)            any event described in clauses (a) through (m) above, an Amortization Event with respect to the Series 2008-1 Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2008-1 Noteholder or

(ii)           any event described in clauses (n) through (r) above, either the Trustee may, by written notice to HVF or the Required Noteholders with respect to the Series 2008-1 Notes may, by written notice to HVF and the Trustee declare that an Amortization Event with respect to the Series 2008-1 Notes has occurred as of the date of the notice.

An Amortization Event with respect to the Series 2008-1 Notes described in clauses (a) through (k), (m) through (p) and (q) (with respect to any agreement, covenant or provision in the Series 2008-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2008-1 Noteholders holding more than 66 2/3% of the Series 2008-1 Principal Amount or which otherwise prohibits HVF from taking any action without the consent of Series 2008-1 Noteholders holding more than 66 2/3 of the Series 2008-1 Principal Amount) above may be waived solely with the written consent of Series 2008-1 Noteholders holding 100% of the Series 2008-1 Principal Amount.  An Amortization Event with respect to the Series 2008-1 Notes described in clauses (l), (q) (other than with respect to any agreement, covenant or provision in the Series 2008-1 Notes, the Indenture, this Series Supplement or any other Related Document the amendment or modification of which requires the consent of Series 2008-1 Noteholders holding more than 66 2/3% of the Series 2008-1 Principal Amount or which otherwise prohibits HVF from taking any action without the consent of Series 2008-1 Noteholders holding more than 66 2/3% of the Series 2008-1 Principal Amount) and (r) may be waived in accordance with Section 9.4 of the Base Indenture.  In the event of a waiver of any Amortization Event described above, the Trustee shall provide notification thereof to each Rating Agency.

Notwithstanding anything herein to the contrary, an Amortization Event with respect to the Series 2008-1 Notes described in clause (m) above shall be curable at any time.

ARTICLE V

FORM OF SERIES 2008-1 NOTES

Section 5.1.   Issuance of Series 2008-1 Notes.  The Series 2008-1 Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be sold to the Series 2008-1 Noteholders pursuant to and in accordance with the Series 2008-1 Note

Purchase Agreement and shall be duly executed by HVF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2008-1 Note Purchase Agreement, the Series 2008-1 Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2008-1 Noteholders.  The initial Series 2008-1 Notes issued on the Series 2008-1 Closing Date shall bear a face amount equal to up to the Series 2008-1 Maximum Principal Amount as of the Series 2008-1 Closing Date, and shall be initially issued in a principal amount equal to the Series 2008-1 Initial Principal Amount.  Additional Series 2008-1 Notes (“Additional Series 2008-1 Notes”) may be issued subsequent to the Series 2008-1 Closing Date in accordance with Section 2.1 hereof in connection with the addition of an Additional Investor Group pursuant to Section 9.16 of the Series 2008-1 Note Purchase Agreement.  Additional Series 2008-1 Notes shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the related Additional Investor Group and shall initially be issued in a principal amount equal to the Additional Investor Group Initial Principal Amount with respect to such Additional Investor Group.  Upon the issuance of any Additional Series 2008-1 Notes, the Series 2008-1 Maximum Principal Account shall be increased by an amount equal to the Maximum Investor Group Principal Amount with respect to the related Additional Investor Group.  The Trustee shall, or shall cause the Registrar, to record any Increases, Decreases or additional issuances with respect to the Series 2008-1 Principal Amount such that the principal amount of the Series 2008-1 Notes that are outstanding accurately reflects all such Increases, Decreases and additional issuances.

The Series 2008-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2008-1 Notes, as evidenced by their execution of the Series 2008-1 Notes.  The Series 2008-1 Notes may be produced in any manner, all as determined by the officers executing such Series 2008-1 Notes, as evidenced by their execution of such Series 2008-1 Notes. The initial sale of the Series 2008-1 Notes is limited to Persons who have executed the Series 2008-1 Note Purchase Agreement.  The sale of Additional Series 2008-1 Notes shall be limited to Persons who become a party to the Series 2008-1 Note Purchase Agreement in accordance with Section 9.16 thereof.

Section 5.2.   Transfer of Series 2008-1 Notes.

(a)           Subject to the terms of the Indenture and the Series 2008-1 Note Purchase Agreement, the holder of any Series 2008-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2008-1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5(a) of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided, that if the holder of any Series 2008-1 Note transfers, in whole or in part, its interest in any Series 2008-1 Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of

Exhibit B to the Series 2008-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2008-1 Note Purchase Agreement, then such Series 2008-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2008-1 Note.  In exchange for any Series 2008-1 Note properly presented for transfer, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2008-1 Notes for the same aggregate principal amount as was transferred.  In the case of the transfer of any Series 2008-1 Note in part, HVF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2008-1 Notes for the aggregate principal amount that was not transferred.  No transfer of any Series 2008-1 Note shall be made unless the request for such transfer is made by the Series 2008-1 Noteholder at such office.  Neither HVF nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of transferred Series 2008-1 Notes, the Trustee shall recognize the Holders of such Series 2008-1 Note as Series 2008-1 Noteholders.

(b)           Each Series 2008-1 Note shall bear the following legend:

THIS SERIES 2008-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF THAT SUCH SERIES 2008-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2008-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

The required legends set forth above shall not be removed from the Series 2008-1 Notes except as provided herein.

ARTICLE VI

GENERAL

Section 6.1.   Optional Redemption of Series 2008-1 Notes.  The Series 2008-1 Notes shall be subject to repurchase (in whole) by HVF at its option, upon three (3) Business Days’ prior written notice to the Trustee, in accordance with Section 6.1 of the Base Indenture at any time.  The repurchase price for any Series 2008-1 Note (in each case, the “Series 2008-1 Repurchase Amount”) shall equal the sum of (a) the aggregate outstanding principal balance of such Series 2008-1 Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 6.1), plus (b) (i) with respect to the portion of such principal balance which was funded with Series 2008-1 Commercial Paper issued at a discount, all accrued and unpaid discount on such Series 2008-1 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 and the aggregate discount to accrue on such Series 2008-1 Commercial Paper from the date of purchase under this Section 6.1 to the maturity date of such Series 2008-1 Commercial Paper, or (ii) with respect to the portion of such principal balance which was funded with Series 2008-1 Commercial Paper that was not issued at a discount, all accrued and unpaid interest on such Series 2008-1 Commercial Paper from the issuance date(s) thereof to the date of purchase under this Section 6.1 (and any breakage costs associated with the prepayment of such interest-bearing Series 2008-1 Commercial Paper), or (iii) with respect to the portion of such principal balance which was funded other than with Series 2008-1 Commercial Paper, all accrued and unpaid interest on such principal balance through the date of purchase under this Section 6.1, plus (c) any other amounts then due and payable to the holders of such Series 2008-1 Notes pursuant hereto and pursuant to the Series 2008-1 Note Purchase Agreement.

Section 6.2.   Information.  (a)  On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF shall cause the Administrator to furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2008-1 Notes, substantially in the form of Exhibit F-1, setting forth, inter alia, the following information:

(i)            the total amount available to be distributed to Series 2008-1 Noteholders on such Payment Date;

(ii)           the amount of such distribution allocable to the payment of principal of the Series 2008-1 Notes;

(iii)          the amount of such distribution allocable to the payment of interest on the Series 2008-1 Notes;

(iv)          the Series 2008-1 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Payment Date to but excluding the Determination Date immediately preceding such Payment Date;

(v)           the Series 2008-1 Enhancement Amount, the Series 2008-1 Adjusted Enhancement Amount, the Series 2008-1 Liquidity Amount, the Series 2008-1 Adjusted Liquidity Amount, in each case, as of the close of business on the last day of the Related Month;

(vi)          whether, to the knowledge of the Administrator, any Lien exists on any of the Collateral (other than Permitted Liens);

(vii)         whether, to the knowledge of the Administrator, any Operating Lease Event of Default has occurred;

(viii)        whether, to the knowledge of the Administrator, any Amortization Event or Potential Amortization Event with respect to the Series 2008-1 Notes has occurred;

(ix)           the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last day of the Related Month;

(x)            the Bankrupt Manufacturer Vehicle Amount, the Bankrupt Manufacturer Vehicle Percentage, the Capped Category 2 Manufacturer Eligible Program Vehicle Percentage, the Capped Category 2 Manufacturer Program Vehicle Percentage, the Capped Non-Top Two Category 3 Manufacturer Vehicle Percentage, the Category 1 Manufacturer Eligible Program Vehicle Amount, the Category 1 Manufacturer Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Program Vehicle Amount, the Category 1 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 1 Manufacturer Non-Eligible Vehicle Amount, the Category 1 Manufacturer Non-Eligible Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Amount, the Category 2 Manufacturer Eligible Program Vehicle Percentage, the Category 2 Manufacturer Eligible Program Vehicle Percentage Excess, the Category 2 Manufacturer Non-Eligible Program Vehicle Amount, the Category 2 Manufacturer Non-Eligible Program Vehicle Percentage, the Category 2 Manufacturer Non-Eligible Vehicle Amount, the Category 2 Manufacturer Non-Eligible Vehicle Percentage, the Category 2 Manufacturer Program Vehicle Percentage, the Category 3 Manufacturer Non-Eligible Vehicle Amount, the Category 3 Manufacturer Non-Eligible Vehicle Percentage, the Category 3 Manufacturer Vehicle Amount, the Category 3 Manufacturer Vehicle Percentage, the Eligible Program Vehicle Amount, the Manufacturer Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Program Vehicle Amount, the Manufacturer Non-Eligible Vehicle Amount, the Non-Eligible Vehicle Amount, the Non- Program Vehicle Amount, the Non-Program Vehicle Percentage, the

Non-Top Two Category 3 Manufacturer Vehicle Percentage, the Non-Top Two Category 3 Manufacturer Vehicle Percentage Excess, the Top Two Category 3 Manufacturer Vehicle Amount and the Top Two Category 3 Manufacturer Vehicle Percentage as of the close of business on the last day of the Related Month;

(xi)           the Non-Eligible Manufacturer Amount as of the close of business on the last day of the Related Month;

(xii)          the Series 2008-1 Moody’s Highest Enhancement Percentage, the Series 2008-1 Moody’s Intermediate Enhancement Percentage, the Series 2008-1 Moody’s Lowest Enhancement Percentage, Series 2008-1 Moody’s Intermediate Enhancement Vehicle Percentage, the Series 2008-1 Moody’s Required Enhancement Percentage, the Series 2008-1 S&P Highest Enhancement Percentage, the Series 2008-1 S&P Intermediate Enhancement Percentage, the Series 2008-1 S&P Lowest Enhancement Percentage, Series 2008-1 S&P Required Enhancement Percentage and the Series 2008-1 Required Enhancement Percentage as of the close of business on the last day of the Related Month and the Market Value Average and Non-Program Vehicle Measurement Month Average, if any, included in the calculation of such calculations;

(xiii)         the Aggregate BMW/Lexus/Mercedes/Audi Amount, the Aggegate Kia/Subaru/Hyundai Amount, the Audi Amount, the BMW Amount, the Hyundai Amount, the Jaguar Amount, the Kia Amount, the Land Rover Amount, the Lexus Amount, the Mazda Amount, the Mercedes Amount, the Mitsubishi Amount, the Nissan Amount, the Subaru Amount, the Volvo Amount and the Volkswagen Amount as of the close of business on the last day of the Related Month;

(xiv)        the Series 2008-1 Required Incremental Enhancement Amount, if any, as of the close of business on the last day of the Related Month;

(xv)         the Series 2008-1 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2008-1 Liquidity Deficiency with respect to any Class of Series 2008-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xvi)        the Series 2008-1 Required Enhancement Amount as of the close of business on the last day of the Related Month, and whether a Series 2008-1 Enhancement Deficiency with respect to any Class of Series 2008-1 Notes existed and the amount thereof, in each case, as of the close of business on the last day of the Related Month;

(xvii)       the Series 2008-1 Required Overcollateralization Amount, the Series 2008-1 Overcollateralization Amount and the Series 2008-1 Required Asset Amount, in each case, as of the close of business on the last day of the Related Month;

(xviii)      the Series 2008-1 Required Reserve Account Amount and the Series 2008-1 Available Reserve Account Amount, in each case, as of the close of business on the last day of the Related Month;

(xix)         the percentage of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month which were Eligible Program Vehicles manufactured by such Manufacturer;

(xx)          the percentage of all HVF Vehicles, with respect to each Manufacturer which is not an Eligible Program Manufacturer, as of the close of business on the last day of the Related Month which were Program Vehicles manufactured by such Manufacturer;

(xxi)         the percentage of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last day of the Related Month that were Non-Program Vehicles manufactured by such Manufacturer;

(xxii)        the Series 2008-1 Letter of Credit Liquidity Amount, the Series 2008-1 Demand Note Payment Amount and the Series 2008-1 Letter of Credit Amount, in each case, as of the close of business on the last day of the Related Month; and

(xxiii)       the Series 2008-1 Principal Amount and the Series 2008-1 Adjusted Principal Amount, in each case, as of such Payment Date.

The Trustee shall provide to the Series 2008-1 Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.

(b)           After an Insurer Related Amortization Event has occurred and for so long as such Insurer Related Amortization Event continues with respect to any Existing Series of Notes, HVF shall promptly furnish, or cause the Administrator to promptly furnish, to the Trustee notice thereof.  In the event that any such Insurer Related Amortization Event becomes a Limited Liquidation Event of Default under the related Existing Series Supplement and Noteholders under such Existing Series of Notes have directed the Trustee to commence (either through its agents or otherwise) or cause the commencement of liquidation of any HVF Vehicles as a result of such Limited Liquidation Event of Default, then on the third Business Day of each calendar week during which such Insurer Related Amortization Event continues, HVF shall furnish, or cause the Administrator to furnish to the Trustee a Weekly Noteholders’ Statement with respect to the Series 2008-1 Notes, substantially in the form of Exhibit F-2, setting forth, inter alia, the following information:

(xxiv)       the Series 2008-1 Enhancement Amount, the Series 2008-1 Adjusted Enhancement Amount, the Series 2008-1 Liquidity Amount, the Series 2008-1 Adjusted Liquidity Amount, in each case, as of the close of business on the last Business Day of the prior calendar week;

(xxv)        the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, as of the close of business on the last Business Day of the prior calendar week;

(xxvi)       the Series 2008-1 Required Enhancement Incremental Amount, if any, as of the close of business on the last Business Day of the prior calendar week;

(xxvii)      the Series 2008-1 Required Liquidity Amount, if any, as of the close of business on the last day of the Related Month, and whether a Series 2008-1 Liquidity Deficiency with respect to any Class of Series 2008-1 Notes existed and the amount thereof, in each case, as of the close of business on the last Business Day of the prior calendar week;

(xxviii)     the Series 2008-1 Required Enhancement Amount as of the close of business on the prior Business Day, and whether a Series 2008-1 Enhancement Deficiency with respect to any Class of Series 2008-1 Notes existed and the amount thereof, in each case, as of the close of business on the last Business Day of the prior calendar week;

(xxix)       the Series 2008-1 Required Overcollateralization Amount, the Series 2008-1 Overcollateralization Amount and the Series 2008-1 Required Asset Amount, in each case, as of the close of business on the last Business Day of the prior calendar week;

(xxx)        the Series 2008-1 Required Reserve Account Amount and the Series 2008-1 Available Reserve Account Amount, in each case, as of the close of business on the last Business Day of the prior calendar week;

(xxxi)       the percentage of all HVF Vehicles, with respect to each Manufacturer, as of the close of business on the last Business Day of the prior calendar week that were Eligible Program Vehicles manufactured by such Manufacturer;

(xxxii)      the Series 2008-1 Letter of Credit Liquidity Amount, the Series 2008-1 Demand Note Payment Amount and the Series 2008-1 Letter of Credit Amount, in each case, as of the close of business on the last Business Day of the prior calendar week; and

(xxxiii)     the Series 2008-1 Principal Amount and the Series 2008-1 Adjusted Principal Amount, in each case, as of the close of business on the last Business Day of the prior calendar week.

Promptly upon its receipt thereof, the Trustee shall provide to the Series 2008-1 Noteholders, or their designated agent, copies of each Weekly Noteholders’ Statement.

Section 6.3.   Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A-1:	Series 2008-1 Variable Funding Rental Car Asset Backed Notes
Exhibit B:	Form of Series 2008-1 Letter of Credit
Exhibit C:	Form of Lease Payment Deficit Notice
Exhibit D:	Form of Series 2008-1 Letter of Credit Reduction Notice
Exhibit E:	Form of Purchaser’s Letter
Exhibit F-1:	Form of Monthly Noteholders’ Statement
Exhibit F-2:	Form of Weekly Noteholders’ Statement
Exhibit G-1:	Form of Demand Notice
Exhibit G-2:	Form of Series 2008-1 Demand Note
Exhibit H:	Form of Estimated Interest Adjustment Notice

Section 6.4.   Ratification of Base Indenture.  As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 6.5.   Notice to the Rating Agencies.  The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2008-1 Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document.  Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent.  The Trustee shall provide notice to each Rating Agency of any consent by the Series 2008-1 Noteholders to the waiver of the occurrence of any Limited Liquidation Event of Default.  All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth in the Series 2008-1 Note Purchase Agreement.  In the event that the Annualized Financing Cost, calculated with respect to the amounts payable in any Series 2008-1 Interest Period, exceeds 10%, HVF shall provide Moody’s with notice of such event.

Section 6.6.   Third Party Beneficiary.  The Administrative Agent is an express third party beneficiary of (i) the Base Indenture and (ii) this Series Supplement.

Section 6.7.   Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 6.8.   Governing Law.  This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 6.9.   Amendments. This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture and subject to satisfaction of the Series 2008-1 Rating Agency Condition, provided that if, pursuant to the terms of the Base Indenture or this Series Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Series Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Required Noteholders with respect to the Series 2008-1 Notes; provided, further, that, any amendment or other modification to this Series Supplement or any of the Related Documents that would extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Series 2008-1 Notes (or reduce the principal amount of or rate of interest on the Series 2008-1 Notes), alter any provisions (including, without limitation, any relevant definitions) relating to the pro rata treatment of payments to the Series 2008-1 Noteholders, the Conduit Investors and the Committed Note Purchasers, amend or modify this Section 6.9 or otherwise amend or modify any provision relating to the amendment or modification of this Series Supplement, or, pursuant to the Related Documents, would require the consent of 100% of the Series 2008-1 Noteholders or each Series 2008-1 Noteholder affected by such amendment or modification, shall require the prior written consent of each Conduit Investor and Committed Note Purchaser or each Conduit Investor and each Committed Note Purchaser affected thereby, as applicable.

Section 6.10.   Covenant Regarding Affiliate Issuers.  HVF shall not issue or sell Notes of any Series of Notes to an Affiliate Issuer unless, in connection with such issuance or sale, such Affiliate Issuer has assigned all voting, consent and control rights associated with such Notes to Persons that are not Affiliates of HVF.

Section 6.11.   Termination of Series Supplement.  This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2008-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2008-1 Notes which have been replaced or paid) to the Trustee for cancellation, (ii) HVF has paid all sums payable hereunder and (iii) the Series 2008-1 Demand Note Payment Amount is equal to zero or the Series 2008-1 Letter of Credit Liquidity Amount is equal to zero.

Section 6.12.   Discharge of Indenture.  Notwithstanding anything to the contrary contained in the Base Indenture, so long as this Series Supplement shall be in effect in accordance with Section 6.14 of this Series Supplement, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture shall be effective as to the Series 2008-1 Notes without the consent of the Required Noteholders with respect to the Series 2008-1 Notes.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC

By:	/s/ Scott Massengill
	Name:	SCOTT MASSENGILL
	Title:	VP & TREASURER

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee,

By:	/S/ John D Ask
	Name:	John D Ask
	Title:	Assistant Treasurer

Series Supplement

EXHIBIT A
TO
SERIES 2008-1 SUPPLEMENT

FORM OF SERIES 2008-1 VARIABLE FUNDING

RENTAL CAR ASSET BACKED NOTE

RENTAL CAR ASSET BACKED NOTE

SERIES 2008-1 VARIABLE FUNDING

REGISTERED	$[ ]

No. R-[     ]

SEE REVERSE FOR CERTAIN CONDITIONS

THIS SERIES 2008-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2008-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2008-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING LLC

SERIES 2008-1 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE

Hertz Vehicle Financing LLC, a special purpose limited liability company established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [                            ] (the “Series 2008-1 Note Purchaser”), or its registered assigns, the aggregate principal sum of [              ] ($[              ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Series 2008-1 Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2008-1 Note at the Series 2008-1 Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2008-1 Note is paid or made available for payment, to the extent funds are available from Interest Collections allocable to the Series 2008-1 Note processed from but not including the preceding Payment Date through and including the succeeding Payment Date. In addition, the Company will pay interest on this Series 2008-1 Note, to the extent funds are available from Interest Collections allocable to the Series 2008-1 Note, on the dates set forth in Section 3.3 of the Series 2008-1 Supplement. Pursuant to Sections 2.1 and 2.2 of the Series 2008-1 Supplement and Sections 2.02 and 2.03 of the Series 2008-1 Note Purchase Agreement, the principal amount of this Series 2008-1 Note shall be subject to Increases and Decreases on any Business Day during the Series 2008-1 Revolving Period, and accordingly, such principal amount is subject to prepayment at any time. During the Series 2008-1 Revolving Period, this Series 2008-1 Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2008-1 Excess Collection Account and are available therefor, in accordance with Section 2.2(a) of the Series 2008-1 Supplement. Beginning on the first Payment Date following the occurrence of a Series 2008-1 Amortization Event, subject to cure in accordance with the Series 2008-1 Supplement, the principal of this Series 2008-1 Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Series 2008-1 Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Series 2008-1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Series 2008-1 Note shall be applied first to interest due and payable on this Series 2008-1 Note as provided above and then to the unpaid principal of this Series 2008-1 Note. This Series 2008-1 Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.

Reference is made to the further provisions of this Series 2008-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2008-1 Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series

2

2008-1 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration–Structured Finance. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in Schedule 1 to the Base Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2008-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated: September     , 2008

HERTZ VEHICLE FINANCING LLC

By:
Name: Scott Massengill
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is a Series 2008-1 Note, a series issued under the within-mentioned Indenture.

Dated: September     , 2008

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

4

REVERSE OF SERIES 2008-1 NOTE

This Series 2008-1 Note is one of a duly authorized issue of Notes of the Company, designated as its Series 2008-1 Variable Funding Rental Car Asset Backed Notes (herein called the “Series 2008-1 Note”), issued under (i) a Second Amended and Restated Base Indenture, dated as of August 1, 2006 (such Second Amended and Restated Base Indenture, as further amended or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) a Series 2008-1 Supplement, dated as of September 12, 2008 (such Series 2008-1 Supplement, as further amended or modified, is herein referred to as the “Series 2008-1 Supplement”), between the Company and the Trustee. The Base Indenture and the Series 2008-1 Supplement are referred to herein as the “Indenture”. Except as set forth in the Series 2008-1 Supplement, the Series 2008-1 Note is subject to all terms of the Indenture. All terms used in this Series 2008-1 Note that are defined in the Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented or otherwise modified.

The Series 2008-1 Note is and will be equally and ratably secured by the Collateral pledged as security therefore as provided in the Base Indenture and the Series 2008-1 Supplement.

“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 25, 2008.

As described above, the entire unpaid principal amount of this Series 2008-1 Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 3.5(c) of the Series 2008-1 Supplement. Notwithstanding the foregoing, this Series 2008-1 Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2008-1 Excess Collection Account and are available therefor, in accordance with the Indenture, and if an Amortization Event with respect to the Series 2008-1 Notes shall have occurred and be continuing then, in certain circumstances, principal of the Series 2008-1 Note may be paid earlier, as described in the Indenture. All principal payments of the Series 2008-1 Note shall be made to the Series 2008-1 Noteholders.

Payments of interest on this Series 2008-1 Note are due and payable on each Payment Date or such other date as may be specified in the Series 2008-1 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2008-1 Note, shall be made by wire transfer to the Holder of record of this Series 2008-1 Note (or one or more predecessor Series 2008-1

5

Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2008-1 Note (or one or more predecessor Series 2008-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2008-1 Note and of any Series 2008-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Series 2008-1 Note Rate to the extent lawful.

Subject to the terms of the Indenture and the Series 2008-1 Note Purchase Agreement, the holder of any Series 2008-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2008-1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5(a) of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E to the Series 2008-1 Supplement. In exchange for any Series 2008-1 Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2008-1 Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2008-1 Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2008-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2008-1 Note shall be made unless the request for such transfer is made by each Series 2008-1 Noteholder at such office. Upon the issuance of transferred Series 2008-1 Notes, the Trustee shall recognize the Holders of such Series 2008-1 Note as Series 2008-1 Noteholders.

Each Series 2008-1 Noteholder, by acceptance of a Series 2008-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2008-1 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2008-1 Note.

Each Series 2008-1 Noteholder, by acceptance of a Series 2008-1 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2008-1 Noteholder will not, for a period of one year and one day following payment in full of the Series 2008-1 Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state

6

bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Series 2008-1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2008-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2008-1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Series 2008-1 Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2008-1 Note will evidence indebtedness secured by the Collateral. Each Series 2008-1 Noteholder, by the acceptance of this Series 2008-1 Note, agrees to treat this Series 2008-1 Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2008-1 Notes under the Indenture at any time by the Company with the consent of the Required Noteholders with respect to the Series 2008-1 Notes. The Indenture also contains provisions permitting the Holders of Series 2008-1 Notes representing specified percentages of the aggregate outstanding amount of the Series 2008-1 Notes, on behalf of the Holders of all the Series 2008-1 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2008-1 Notes. Any amendment or other modification to the Series 2008-1 Supplement or any of the Related Documents that would extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Series 2008-1 Notes (or reduce the principal amount of or rate of interest on the Series 2008-1 Notes), alter any provisions (including, without limitation, any relevant definitions) relating to the pro rata treatment of payments to the Series 2008-1 Noteholders, the Conduit Investors and the Committed Note Purchasers, amend or modify Section 6.9 of the Series Supplement or otherwise amend or modify any provision relating to the amendment or modification of the Series Supplement, or, pursuant to the Related Documents, would require the consent of 100% of the Series 2008-1 Noteholders or each Series 2008-1 Noteholder affected by such amendment or modification, shall require the prior written consent of each Conduit Investor and Committed Note Purchaser or each Conduit Investor and each Committed Note Purchaser affected thereby, as applicable. Any such consent or waiver by the Holder of this Series 2008-1 Note (or any one or more predecessor Series 2008-1 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2008-1 Note and of any Series 2008-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2008-1 Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2008-1 Notes issued thereunder.

7

The term “Company” as used in this Series 2008-1 Note includes any successor to the Company under the Indenture.

The Series 2008-1 Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Series 2008-1 Note and the Indenture shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Series 2008-1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2008-1 Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2008-1 Note Rate	Interest Period (if applicable)	Notation Made By

9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Series 2008-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints                               , attorney, to transfer said Series 2008-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

(1)

Signature Guaranteed:

Name:
Title:

(1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2008-1 Note in every particular, without alteration, enlargement or any change whatsoever.

10

EXHIBIT B
TO
SERIES 2008-1 SUPPLEMENT

FORM OF SERIES 2008-1 LETTER OF CREDIT

FORM OF SERIES 2008-1 LETTER OF CREDIT

NO. [     ]

September [    ], 2008

Beneficiary:

The Bank of New York Mellon Trust Company, N.A.
as Trustee
under the Series 2008-1 Supplement
referred to below
2 North LaSalle Street
Chicago, Illinois 60602

Attention:              [Corporate Trust Administration—Structured Finance]

Dear Sir or Madam:

The undersigned (“[                           ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain senior secured asset based revolving loan facility, provided under a credit agreement, dated as of December 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2008-1 Letter of Credit Agreement”), between Hertz, the Issuing Bank, certain affiliates of Hertz and the several banks and financial institutions party thereto from time to time, in Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Series 2008-1 Supplement, dated as of September 12, 2008 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2008-1 Supplement”), between Hertz Vehicle Financing LLC, a Delaware limited liability company (“HVF”), as Issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, to the Second Amended and Restated Base Indenture, dated as of August 1, 2006 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”) between HVF, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below), Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. P- [     ] in the amount of [       ] ($[     ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[        ]) or reinstated as provided herein, being the “Series 2008-1 Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our [        ] office located at [           ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on [        ] (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2008-1 Letter of Credit

Expiration Date”).Beneficiary is referred to herein (and in each Annex hereto) as the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in (i) the Base Indenture and (ii) the Series 2008-1 Supplement.

The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more drawings by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2008-1 Letter of Credit Amount as in effect on such Business Day, (2) in one or more drawings by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day, and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of such draft but not exceeding the Series 2008-1 Letter of Credit Amount as in effect on such Business Day, (3) in one or more drawings by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day, and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex C attached hereto (such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of such draft but not exceeding the Series 2008-1 Letter of Credit Amount as in effect on such Business Day and (4) in one or more drawings by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day, and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex D attached hereto (such draft accompanied by such certificate being a “Termination Demand”), an amount equal to the face amount of such draft but not exceeding the Series 2008-1 Letter of Credit Amount as in effect on such Business Day. Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2008-1 Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2008-1 Letter of Credit Amount presented to it hereunder, the

2

amount available to be drawn under this Series 2008-1 Letter of Credit Amount shall automatically be reduced to zero and this Series 2008-1 Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.

The Series 2008-1 Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVF under Section 3.2(c)(i) of the Series 2008-1 Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2008-1 Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2008-1 Letter of Credit Amount (without giving effect to any reduction to the Series 2008-1 Letter of Credit Amount that resulted from such Credit Demand or Unpaid Demand Note Demand).

The Series 2008-1 Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2008-1 Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by) the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2008-1 Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2008-1 Letter of Credit Amount exceeding an amount equal to [               ]($[        ]).

Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [Global Loan Operations, Standby Letter of Credit Unit]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2008-1 Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2008-1 Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2008-1 Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the

3

Issuing Bank under this Series 2008-1 Letter of Credit shall be made with the Issuing Bank’s own funds.

Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2008-1 Letter of Credit Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2008-1 Letter of Credit and (iii) the Series 2008-1 Letter of Credit Expiration Date, this Series 2008-1 Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2008-1 Letter of Credit to the undersigned Issuing Bank on such day.

This Series 2008-1 Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture and the Series 2008-1 Supplement, and may be successively transferred. Transfer of this Series 2008-1 Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this Series 2008-1 Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2008-1 Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, issue a letter of credit to (or to the order of) Beneficiary’s transferee with provisions therein consistent with this Series 2008-1 Letter of Credit.

This Series 2008-1 Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

This Series 2008-1 Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (the “Uniform Customs”), which is incorporated into the text of this Series 2008-1 Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that if an interruption of business (as described in such Article 17) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2008-1 Letter of Credit or (ii) to effect payment under this Series 2008-1 Letter of Credit if a drawing which otherwise conforms to the terms and conditions of this Series 2008-1 Letter is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2008-1 Letter of Credit Expiration Date and (ii) Article 41 of the Uniform Customs shall not apply to this Series 2008-1 Letter of Credit as drawings hereunder shall not be deemed to be installments for purposes thereof.

4

Communications with respect to this Series 2008-1 Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2008-1 Letter of Credit.

Very truly yours,

[ ]

By:
Name:
Title:

5

ANNEX A

CERTIFICATE OF CREDIT DEMAND

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Certificate of Credit Demand under the Irrevocable Letter of Credit No. [        ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by [                                   ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit or, if not defined therein, the Series 2008-1 Supplement (as defined in the Series 2008-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.             [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](1) is the Trustee under the Series 2008-1 Supplement referred to in the Series 2008-1 Letter of Credit.

2.             [A Series 2008-1 Lease Interest Payment Deficit exists and, pursuant to Section 3.3(d) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the least of (i) such Series 2008-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of the Series 2008-1 Supplement over the amounts available from the Series 2008-1 Accrued Interest Account plus the amount withdrawn from the Series 2008-1 Reserve Account pursuant to Section 3.3(c) of the Series 2008-1 Supplement and (iii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof](2)

[A Series 2008-1 Lease Interest Payment Deficit exists and, pursuant to Section 3.3(d) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the product of (x) 100% minus the Series 2008-1 Cash Collateral Percentage and (y) the least of (i) such Series 2008-1 Lease Interest Payment Deficit, (ii) the excess, if any, of the sum of the amounts described in clauses (i) and (ii) of Section 3.3(a) of the Series 2008-1 Supplement over the amounts available from the Series 2008-1 Accrued Interest Account plus the amount withdrawn from the Series 2008-1 Reserve Account

(1)     If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

(2)     Use in case of a Series 2008-1 Lease Interest Payment Deficit and if no Series 2008-1 Cash Collateral Account has been established and funded.

pursuant to Section 3.3(c) of the Series 2008-1 Supplement and (iii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof](3)

[A Series 2008-1 Lease Principal Payment Deficit exists after giving effect to the distribution of amounts to be deposited in the Series 2008-1 Distribution Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement and, pursuant to Section 3.5(b)(ii) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (i) the excess, if any, of the Series 2008-1 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement, [and] (ii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof (after giving effect to any drawings on the Series 2008-1 Letters of Credit pursuant to Section 3.3(d) of the Series 2008-1 Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the over the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement](4)](5)

[A Series 2008-1 Lease Principal Payment Deficit exists after giving effect to the distribution of amounts to be deposited in the Series 2008-1 Distribution Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement and, pursuant to Section 3.5(b)(ii) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the product of (x) 100% minus the Series 2008-1 Cash Collateral Percentage and (y) the lesser of (i) the excess, if any, of the Series 2008-1 Lease Principal Payment Deficit over the amount, if any, withdrawn from the Series 2008-1 Reserve Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement, [and] (ii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof (after giving effect to any drawings on the Series 2008-1 Letters of Credit pursuant to Section 3.3(d) of the Series 2008-1 Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the over the amount, if any, withdrawn from the Series

(3)     Use in case of a Series 2008-1 Lease Interest Payment Deficit and if the Series 2008-1 Cash Collateral Account has been established and funded.

(4)     Use on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease

(5)     Use in case of a Series 2008-1 Lease Principal Payment Deficit on any Payment Date and if no Series 2008-1 Cash Collateral Account has been established and funded.

2008-1 Reserve Account in accordance with Section 3.5(b)(i) of the Series 2008-1 Supplement](6)](7)

has been allocated to making a drawing under the Series 2008-1 Letter of Credit.

3.             The Trustee is making a drawing under the Series 2008-1 Letter of Credit as required by Section[s] [3.3(d) and/or 3.5(b)(ii)](8) of the Series 2008-1 Supplement for an amount equal to $                          , which amount is a Series 2008-1 LOC Credit Disbursement (the “Series 2008-1 LOC Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2008-1 Letter of Credit under such Section [3.3(d) and/or 3.5(b)(ii)](9) of the Series 2008-1 Supplement as described above. The Series 2008-1 LOC Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2008-1 Letter of Credit on the date of this certificate.

4.             The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.](10) as Trustee].

5.             The Trustee acknowledges that, pursuant to the terms of the Series 2008-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2008-1 Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

(6)     Use on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made under the HVF Lease

(7)     Use in case of a Series 2008-1 Lease Principal Payment Deficit on any Payment Date and the Series 2008-1 Cash Collateral Account has been established and funded.

(8)     Use reference to Section 3.3(d) of the Series 2008-1 Supplement in case of a Series 2008-1 Lease Interest Payment Deficit and/or Section 3.5(b)(ii) of the Series 2008-1 Supplement in case of a Series 2008-1 Lease Principal Payment Deficit.

(9)     Use reference to Section 3.3(d) of the Series 2008-1 Supplement in case of a Series 2008-1 Lease Interest Payment Deficit and/or Section 3.5(b)(ii) of the Series 2008-1 Supplement in case of a Series 2008-1 Lease Principal Payment Deficit.

(10)   See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this           day of                        ,           .

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](11),
as Trustee

By
Title:

(11)   See footnote 1 above.

ANNEX B

CERTIFICATE OF UNPAID DEMAND NOTE DEMAND

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [                          ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by [                            ], as the Issuing Bank, in favor of the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit or, if not defined therein, the Series 2008-1 Supplement (as defined in the Series 2008-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.             [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](1) is the Trustee under the Series 2008-1 Supplement referred to in the Series 2008-1 Letter of Credit.

2.             As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Demand Note (the “Demand Note”) issued by Hertz to HVF and pledged to the Trustee under the Series 2008-1 Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy as defined in Schedule 1 to the Base Indenture (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz) and, pursuant to Section 3.5(b)(iv) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share

[of the lesser of (i) the amount that Hertz failed to pay under the Series 2008-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2008-1 Letter of Credit Amount as of the date hereof;](2)

(1)     If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

(2)     Use on any Business Day if no Series 2008-1 Cash Collateral Account has been established and funded as of such date.

[of the product of (x) 100% minus the Series 2008-1 Cash Collateral Account Percentage and (y) the lesser of (i) the amount that Hertz failed to pay under the Series 2008-1 Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2008-1 Letter of Credit Amount as of the date hereof;](3)

has been allocated to making a drawing on the Series 2008-1 Letter of Credit.

3.             Pursuant to Section[s] [3.5(b)(iv)] [3.5(c)(iii)](4) of the Series 2008-1 Supplement, the Trustee is making a drawing under the Series 2008-1 Letter of Credit in an amount equal to $                                     , which amount is a Series 2008-1 LOC Unpaid Demand Note Disbursement (the “Series 2008-1 LOC Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2008-1 Letter of Credit under Section[s] [3.5(b)(iv)] [3.5(c)(iii)](5) of the Series 2008-1 Supplement as described above.  The Series 2008-1 LOC Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2008-1 Letter of Credit on the date of this certificate.

4.             The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.](6) as Trustee].

5.             The Trustee acknowledges that, pursuant to the terms of the Series 2008-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2008-1 Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

(3)     Use on any Business Day if the Series 2008-1 Cash Collateral Account has been established and funded as of such date.

(4)     Use reference to Section 3.5(b)(iv) of the Series 2008-1 Supplement on any Business Day other than a Business Day immediately preceding a Legal Final Payment Date and Section 3.5(c)(iii) of the Series 2008-1 Supplement on the Business Day immediately preceding the Legal Final Payment Date.

(5)     Use reference to Section 3.5(b)(iv) of the Series 2008-1 Supplement on any Business Day other than a Business Day immediately preceding a Legal Final Payment Date and Section 3.5(c)(iii) of the Series 2008-1 Supplement on the Business Day immediately preceding the Legal Final Payment Date.

(6)     See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of                               ,           .

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](7),
as Trustee

By
Title:

(7)   See footnote 1 above.

ANNEX C

CERTIFICATE OF PREFERENCE PAYMENT DEMAND

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by[                              ], as the Issuing Bank, in favor of the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit or, if not defined therein, the Series 2008-1 Supplement (as defined in the Series 2008-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.             [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](1) is the Trustee under the Series 2008-1 Supplement referred to in the Series 2008-1 Letter of Credit.

2.             The Trustee has received a certified copy of the final non-appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.

4.             Pursuant to Section [3.5(b)(iv)][3.5(c)(iii)](2) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof](3) [the product of (x) 100% minus the Series 2008-1 Cash Collateral Percentage and (y) the lesser of (i) the Preference Amount referred to

(1)     If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

(2)     Use reference to Section 3.5(b)(iv) of the Series 2008-1 Supplement on any Business Day other than a Business Day immediately preceding a Legal Final Payment Date and Section 3.5(c)(iii) of the Series 2008-1 on the Business Day immediately preceding the Legal Final Payment Date.

(3)     Use if no Series 2008-1 Cash Collateral Account has been established and funded as of such date.

above and (ii) the Series 2008-1 Letter of Credit Liquidity Amount as of the date hereof](4) has been allocated to making a drawing under the Series 2008-1 Letter of Credit.

5.             Pursuant to [Section 3.5(b)(iv) )][3.5(c)(iii)](5) of the Series 2008-1 Supplement, the Trustee is making a drawing in the amount of $                         which amount is a Series 2008-1 LOC Preference Payment Disbursement (the “Series 2008-1 LOC Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2008-1 Letter of Credit under such [Section 3.5(b)(iv) )][3.5(c)(iii)](6) of the Series 2008-1 Supplement as described above.  The Series 2008-1 LOC Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2008-1 Letter of Credit on the date of this certificate.

6.             The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.](7) as Trustee]

7.             The Trustee acknowledges that, pursuant to the terms of the Series 2008-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2008-1 Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

(4)     Use if the Series 2008-1 Cash Collateral Account has been established and funded as of such date.

(5)     Use reference to Section 3.5(b)(iv) of the Series 2008-1 Supplement on any Business Day other than a Business Day immediately preceding a Legal Final Payment Date and Section 3.5(c)(iii) of the Series 2008-1 Supplement on the Business Day immediately preceding the Legal Final Payment Date.

(6)     Use reference to Section 3.5(b)(iv) of the Series 2008-1 Supplement on any Business Day other than a Business Day immediately preceding a Legal Final Payment Date and Section 3.5(c)(iii) of the Series 2008-1 Supplement on the Business Day immediately preceding the Legal Final Payment Date.

(7)     See footnote 1 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this            day of                               ,              .

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](8),
as Trustee

By

Title:

(8)   See footnote 1 above.

ANNEX D

CERTIFICATE OF TERMINATION DEMAND

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Certificate of Termination Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2008-1 Letter of Credit”), dated September [     ], 2008, issued by [              ], as the Issuing Bank, in favor of the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit Agreement or, if not defined therein, the Series 2008-1 Supplement (as defined in the Series 2008-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.             [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](27) is the Trustee under the Series 2008-1 Supplement referred to in the Series 2008-1 Letter of Credit.

2.             [Pursuant to Section 3.9(b) of the Series 2008-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2008-1 Required Enhancement Amount over the Series 2008-1 Adjusted Enhancement Amount, excluding the Series 2008-1 Letter of Credit but taking into account any substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2008-1 Required Liquidity Amount over the Series 2008-1 Adjusted Liquidity Amount, excluding the Series 2008-1 Letter of Credit but taking into account each substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2008-1 Demand Note Payment Amount over the Series 2008-1 Letter of Credit Liquidity Amount, excluding the Series 2008-1 Letter of Credit but taking into account each substitute Series 2008-1 Letter of Credit which has been obtained from a Series 2008-1 Eligible Letter of Credit Provider, and is in full force and effect on such date, and (y) the amount available to be

(27)   If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

drawn on the expiring Series 2008-1 Letter of Credit on such date has been allocated to making a drawing under the Series 2008-1 Letter of Credit.](28)

[The Trustee has not received the notice required from the Administrator pursuant to Section 3.9(b) of the Series 2008-1 Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2008-1 Letter of Credit Expiration Date.  As such, pursuant to such Section 3.9(b) of the Series 2008-1 Supplement, the Trustee is making a drawing for the full amount of the Series 2008-1 Letter of Credit.](29)

[Pursuant to Section 3.9(c) of the Series 2008-1 Supplement, an amount equal to  the lesser of (i) the greatest of (A) the excess, if any, of the Series 2008-1 Required Enhancement Amount over the Series 2008-1 Adjusted Enhancement Amount, excluding the available amount under the Series 2008-1 Letter of Credit, on such date, (B) the excess, if any, of the Series 2008-1 Required Liquidity Amount over the Series 2008-1 Adjusted Liquidity Amount, excluding the available amount under the Series 2008-1 Letter of Credit, on such date, and (C) the excess, if any, of the Series 2008-1 Demand Note Payment Amount over the Series 2008-1 Letter of Credit Liquidity Amount, excluding the available amount under the Series 2008-1 Letter of Credit, on such date, and (ii) the amount available to be drawn on the Series 2008-1 Letter of Credit on such date has been allocated to making a drawing under the Series 2008-1 Letter of Credit.](30)

3.             [Pursuant to Section [3.9(b)](31) [3.9(c)](32) of the Series 2008-1 Supplement, the Trustee is making a drawing in the amount of $                  which is a Series 2008-1 LOC Termination Disbursement (the “Series 2008-1 LOC Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2008-1 Letter of Credit under such Section [3.9 (b)](33) [3.9(c)](34) of the Series 2008-1 Supplement as described above.  The Series 2008-1 LOC Termination Disbursement does not exceed the

(28)   Use in case of an expiring Series 2008-1 Letter of Credit.

(29)   Use if Administrator does not provide the Trustee with notices required under Section 3.9(b) of the Series 2008-1 Supplement with respect to an expiring Series 2008-1 Letter of Credit.

(30)   Use in case of Issuing Bank being subject to a Series 2008-1 Downgrade Event.

(31)   Use in case of an expiring Series 2008-1 Letter of Credit.

(32)   Use in case of a Series 2008-1 Letter of Credit Provider being subject to a Downgrade Event.

(33)   Use in case of an expiring Series 2008-1 Letter of Credit.

(34)   Use in case of a Series 2008-1 Letter of Credit Provider being subject to a Downgrade Event.

amount that is available to be drawn by the Trustee under the Series 2008-1 Letter of Credit on the date of this certificate.

4.             The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.](35) as Trustee]

(35)   See footnote 1 above.

5.             The Trustee acknowledges that, pursuant to the terms of the Series 2008-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2008-1 Letter of Credit Amount shall be automatically reduced to zero and the Series 2008-1 Letter of Credit shall terminate and be immediately returned to the Issuing Bank.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this            day of                  ,               .

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](36),
as Trustee

By
Title:

(36)   See footnote 1 above

ANNEX E

CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [                      ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by [                            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a New York banking corporation] (37), as Trustee (in such capacity, the “Trustee”) under the Series 2008-1 Supplement and the Base Indenture.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit.

The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:

1.             As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[                     ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on                   ,           .

2.             The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2008-1 Notes (as defined in the Series 2008-1 Supplement).

3.             Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2008-1 Letter of Credit, the Series 2008-1 Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[            ] so that the Series 2008-1 Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[    ].

4.             As of the date of this certificate, no Event of Bankruptcy with respect to Hertz has occurred and is continuing.  “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like

(37)   If the Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

for Hertz or all or any substantial part of its assets, or any similar action with respect to Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or any other similar law now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Ford or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).

IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this          day of                          ,             .

THE HERTZ CORPORATION

By
Title:

Acknowledged and Agreed:

The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2008-1 Letter of Credit Amount is in an amount equal to $                       as of this            day of                           , 200     after taking into account the reinstatement of the Series 2008-1 Letter of Credit Amount by an amount equal to the Reimbursement Amount.

[	]

By:
Name:
Title:

ANNEX F

INSTRUCTION TO TRANSFER

[Issuing Bank’s Address]

Attention:              Standby Letter of Credit Department

Re:          Irrevocable Letter of Credit No. [                   ]

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Issuing Bank’s Address]

all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the “Series 2008-1 Letter of Credit”) issued by the Issuing Bank named therein in favor of the undersigned.  The transferee has succeeded the undersigned as Trustee under the Base Indenture and the Series 2008-1 Supplement (as defined in the Series 2008-1 Letter of Credit).

By this transfer, all rights of the undersigned beneficiary in the Series 2008-1 Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2008-1 Letter of Credit pertaining to transfers.

F-1

The Series 2008-1 Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2008-1 Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2008-1 Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2008-1 Letter of Credit.

Very truly yours,

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],(38)
as Trustee

By
Name:
Title:

By
Name:
Title:

(38)   If the Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

F-2

ANNEX G

NOTICE OF REDUCTION OF SERIES 2008-1 LETTER OF CREDIT AMOUNT

[Issuing Bank’s Address]

Attention:  [Global Loan Operations, Standby Letter of Credit Unit]

Notice of Reduction of Series 2008-1 Letter of Credit Amount under the Irrevocable Letter of Credit No. [                    ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by [                              ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](39), as the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit.

The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:

1.             The Trustee has received a notice pursuant to the Series 2008-1 Letter of Credit Agreement authorizing it to request a reduction of the Series 2008-1 Letter of Credit Amount to $                    and is delivering this notice in accordance with the terms of the Series 2008-1 Letter of Credit Agreement.

2.             The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2008-1 Letter of Credit is reduced to $                    from $                    pursuant to and in accordance with the terms and provisions of the Series 2008-1 Letter of Credit and that the reference in the first paragraph of the Series 2008-1 Letter of Credit to “                    ($                    )” is amended to read “                    ($                    ).

3.             This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2008-1 Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2008-1 Letter of Credit remain unchanged.

4.             The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [2.1(a)] of the Series 2008-1 Letter of Credit Agreement.

(39)   If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

G-1

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of             ,      .

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](40),
as Trustee

By:
Title:

ACKNOWLEDGED
THIS DAY OF , 200 :

[ ]

By:
Name:
Title:

(40)    See footnote 1 above.

G-2

ANNEX H

NOTICE OF INCREASE OF SERIES 2008-1 LETTER OF CREDIT AMOUNT

[The Bank of New York Mellon Trust Company, N.A.](41),

as Trustee under the
Series 2008-1 Supplement
referred to below

2 North LaSalle Street
Chicago, Illinois 60602

Attention:  Corporate Trust Administration—Structured Finance

Notice of Increase of Series 2008-1 Letter of Credit Amount under the Irrevocable Letter of Credit No. [                        ] (the “Series 2008-1 Letter of Credit”), dated September [  ], 2008, issued by[                                 ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.)](42), as the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2008-1 Letter of Credit.

The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:

1.             The Issuing Bank has received a request from [                          ] to increase the Series 2008-1 Letter of Credit Amount by $              , which increase shall not result in the Series 2008-1 Letter of Credit Amount exceeding an amount equal to [              ] Dollars ($[                            ]).

2.             Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2008-1 Letter of Credit is increased to $              from $               pursuant to and in accordance with the terms and provisions of the Series 2008-1 Letter of Credit and that the reference in the first paragraph of the Series 2008-1 Letter of Credit to “                                                             ($                    )” is amended to read “                                                        ($              )”.

3.             This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2008-1 Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2008-1 Letter of Credit remain unchanged.

(41)   If Trustee under the Series 2008-1 Letter of Credit is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

(42)   See footnote 1 above.

4.             The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section 2.1(a) of the Series 2008-1 Letter of Credit Agreement.

IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this         day of                  ,            .

[BANK]

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO
THIS DAY OF , 200 :

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.](43),
as Trustee

By:
Name:
Title:

(43)   See footnote 1 above.

2

EXHIBIT C

TO SERIES 2008-1 SUPPLEMENT

FORM OF LEASE PAYMENT
DEFICIT NOTICE

The Bank of New York Mellon Trust Company, N.A., as Trustee

2 North LaSalle Street

Chicago, Illinois 60602

Attn:  Corporate Trust Administration—Structured Finance

[                ]     , 200

Ladies and Gentlemen:

This Lease Payment Deficit Notice is delivered to you pursuant to Section 3.3(b) of the Series 2008-1 Supplement, dated as of September 12, 2008, to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, as amended, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee and Securities Intermediary, by The Hertz Corporation, as Administrator.  Terms used herein have the meanings provided in the Series 2008-1 Supplement.

Pursuant to Section 3.3(b) of the Series 2008-1 Supplement, The Hertz Corporation, in its capacity as Administrator under the Related Documents, hereby provides notice of a Series 2008-1 Lease Payment Deficit in the amount of $                    (consisting of a Series 2008-1 Lease Interest Payment Deficit in the amount of $                    and a Series 2008-1 Lease Principal Payment Deficit in the amount of $                   ).

THE HERTZ CORPORATION

By:
Name:
Title:

EXHIBIT D
TO
SERIES 2008-1 SUPPLEMENT

FORM OF REDUCTION NOTICE REQUEST
SERIES 2008-1 LETTER OF CREDIT

The Bank of New York Mellon Trust Company, N.A.,

as Trustee under the
Series 2008-1 Supplement
referred to below

2 North LaSalle Street
Chicago, Illinois 60602

Attention: Corporate Trust Administration—Structured Finance

Request for reduction of the stated amount of the Series 2008-1 Letter of Credit under the Series 2008-1 Letter of Credit Agreement, dated as of [         ], (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [                 ], as the Issuing Bank.

The undersigned, duly authorized officers of Hertz, hereby certify to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), in its capacity as the Trustee (the “Trustee”) under the Series 2008-1 Supplement referred to in the Letter of Credit Agreement (the “Series 2008-1 Supplement”) as follows:

1.             The Series 2008-1 Letter of Credit Amount and the Series 2008-1 Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2008-1 Letter of Credit requested in paragraph 2 of this request are $                    and $                   , respectively.

2.             The Trustee is hereby requested pursuant to Section 3.9(d) of the Series 2008-1 Series Supplement to execute and deliver to the Series 2008-1 Letter of Credit Provider a Notice of Reduction substantially in the form of Annex G to the Series 2008-1 Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated amount of the Series 2008-1 Letter of Credit by an amount equal to $                   . The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 3.9(d) of the Series 2008-1 Series Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of                ,       . The undersigned understands that the Trustee will be relying on the contents hereof.  The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2008-1 Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.

3.             To the best of the knowledge of the undersigned, the Series 2008-1 Letter of Credit Amount and the Series 2008-1 Letter of Credit Liquidity Amount will be $                    and $                   , respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 2 of this request.

4.             The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2008-1 Letter of Credit, substantially in the form of Annex G to the Series 2008-1 Letter of Credit, and (c) the Series 2008-1 Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2008-1 Letter of Credit Provider and the Trustee (i) by the undersigned that each of the statements set forth in the Series 2008-1 Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as Administrator under the Series 2008-1 Supplement, that (A) the Series 2008-1 Adjusted Enhancement Amount will equal or exceed the Series 2008-1 Required Enhancement Amount, (B) the Series 2008-1 Adjusted Liquidity Amount will equal or exceed the Series 2008-1 Required Liquidity Amount and (C) the Series 2008-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2008-1 Demand Note Payment Amount.

5.             The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2008-1 Letter of Credit is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2008-1 Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2008-1 Letter of Credit shall be deemed canceled upon receipt by the Series 2008-1 Letter of Credit Provider of such notice in writing.

6.             Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2008-1 Supplement.

2

IN WITNESS WHEREOF, The Hertz Corporation has executed and delivered this request on this      day of       ,    .

THE HERTZ CORPORATION

By:
Name:
Title:

3

EXHIBIT E
TO
SERIES 2008-1 SUPPLEMENT

FORM OF PURCHASER’S LETTER

The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance

Re:	Hertz Vehicle Financing LLC
Series 2008-1 Rental Car Asset Backed Notes

Reference is made to the Series 2008-1 Supplement, dated as of September 12, 2008 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2008-1 Supplement”), between Hertz Vehicle Financing LLC, as Issuer (“HVF”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), to the Second Amended and Restated Base Indenture, dated as of August 1, 2006 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), between HVF and the Trustee.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2008-1 Supplement.

In connection with a proposed purchase of certain Series 2008-1 Notes from [                               ] by the undersigned, the undersigned hereby represents and warrants that:

(1)           it has had an opportunity to discuss HVF’s and the Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF and the Administrator and their respective representatives;

(2)           it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2008-1 Notes;

(3)           it is purchasing the Series 2008-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(4)           it understands that the Series 2008-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF is not required to register the Series 2008-1 Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

(5)           it understands that the Series 2008-1 Notes will bear the legend set out in the form of Series 2008-1 Notes attached as Exhibit A to the Series 2008-1 Supplement and be subject to the restrictions on transfer described in such legend;

(6)           it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2008-1 Notes;

(7)           it understands that the Series 2008-1 Notes may be offered, resold, pledged or otherwise transferred only with HVF’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF that (i) in the case of each Investor Group with respect to which there is a Conduit Investor, the Series 2008-1 Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2008-1 Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any Affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider and (ii) in the case of each Investor Group, the Series 2008-1 Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;

2

(8)           if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2008-1 Notes as described in clause (B) or (D) of Section 6.03(g) of the Series 2008-1 Note Purchase Agreement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 6.03(g) of the Series 2008-1 Note Purchase Agreement, the transferee of the Series 2008-1 Notes will be required to deliver a certificate, as described in the Series 2008-1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation.  Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2008-1 Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2008-1 Notes included as an exhibit to the Series 2008-1 Supplement.  The undersigned understands that the registrar and transfer agent for the Series 2008-1 Notes will not be required to accept for registration of transfer the Series 2008-1 Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2008-1 Supplement; and

(9)           it will obtain from any purchaser of the Series 2008-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.

This certificate and the statements contained herein are made for your benefit and for the benefit of HVF.

[	]

By:
Name:
Title:

Dated:

cc: Hertz Vehicle Financing LLC

3

EXHIBIT F-1
TO
SERIES 2008-1 SUPPLEMENT

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

HERTZ VEHICLE FINANCING LLC

$[825,000,000] Series 2008-1 Variable Funding Rental Car Asset Backed Notes

The undersigned, Authorized Officers of The Hertz Corporation (“Hertz”), pursuant to each of (i) the Second Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of August 1, 2006, as amended (as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “HVF Lease”) between Hertz Vehicle Financing LLC (“HVF”), as Lessor, and Hertz, as Lessee and Servicer, (ii) the Amended and Restated Administration Agreement, dated as of December 21, 2005 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Administration Agreement”) among HVF, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), and Hertz as Administrator and (iii) the Second Amended and Restated Base Indenture, dated as of August 1, 2006, as amended, between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and securities intermediary, as supplemented by the Series 2008-1 Supplement thereto, dated as of September 12, 2008 (as such supplement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2008-1 Supplement”) (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Second Amended and Restated Base Indenture”), do hereby certify to the best of their knowledge after reasonable investigation that:

Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Second Amended and Restated Base Indenture. This statement is delivered pursuant to Section 1(a)(J) of the Administration Agreement and Section 6.2 of the Series 2008-1 Supplement.

(a)           Hertz is the Servicer under the HVF Lease and the Administrator under the Administration Agreement.

(b)           The undersigned are Authorized Officers of Hertz.

(c)           The date of this statement is a Determination Date under the Second Amended and Restated Base Indenture. The first Payment Date after the date of this statement is the “Applicable Payment Date”.

(d)           The attached Schedule I (including Annex A attached thereto) forms and constitutes an integral part of this statement.

(e)           No event which constitutes an Operating Lease Event of Default or Potential Operating Lease Event of Default under the HVF Lease has occurred or is continuing as of the date hereof except as follows: [set forth in detail the (i) nature of each such Operating Lease Event of Default or Potential Operating Lease Event of Default, (ii) action taken by the Lessee, if any, to remedy each such Operating Lease Event of Default or Potential Operating Lease Event of Default and (iii) current status of each such Operating Lease Event of Default or Potential Operating Lease Event of Default]. [If applicable, insert “None”.]

(f)            [No Amortization Event or Potential Amortization Event has occurred with respect to the Series 2008-1 Notes during the Related Month] [An Amortization Event or Potential Amortization Event with respect to the Series 2008-1 Notes did occur on                     ].  [If applicable, set forth in detail the (i) nature of such Amortization Event or Potential Amortization Event, (ii) action, if any, taken by HVF to remedy such Amortization Event or Potential Amortization Event, and (iii) current status of such Amortization Event or Potential Amortization Event.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this certificate this       day of          ,    .

By:
Name:
Title:

By:
Name:
Title:

2

EXHIBIT F-2
TO
SERIES 2008-1 SUPPLEMENT

FORM OF WEEKLY NOTEHOLDERS’ STATEMENT

HERTZ VEHICLE FINANCING LLC

$[825,000,000] Series 2008-1 Variable Funding Rental Car Asset Backed Notes

The undersigned, Authorized Officers of [The Hertz Corporation (“Hertz”)]* [HVF]†, pursuant to each of (i) the Second Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of August 1, 2006, as amended (as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “HVF Lease”) between Hertz Vehicle Financing LLC (“HVF”), as Lessor, and Hertz, as Lessee and Servicer, (ii) the Amended and Restated Administration Agreement, dated as of December 21, 2005 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Administration Agreement”) among HVF, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), and Hertz as Administrator and (iii) the Second Amended and Restated Base Indenture, dated as of August 1, 2006, as amended, between HVF and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and securities intermediary, as supplemented by the Series 2008-1 Supplement thereto, dated as of September 12, 2008 (as such supplement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2008-1 Supplement”) (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Second Amended and Restated Base Indenture”), do hereby certify to the best of their knowledge after reasonable investigation that:

Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Second Amended and Restated Base Indenture, or, if not defined therein, in the Series 2008-1 Supplement. This statement is delivered

* Use if delivered by the Administrator.

† Use if delivered by HVF

[pursuant to Section 1(a)(J) of the Administration Agreement]* [and] Section 6.2 of the Series 2008-1 Supplement.

(a)           Hertz is the Servicer under the HVF Lease and the Administrator under the Administration Agreement.

(b)           The undersigned are Authorized Officers of [Hertz]* [HVF]†.

(c)           The attached Schedule I (including Annex A attached thereto) forms and constitutes an integral part of this statement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this certificate this        day of                     ,       .

By:
Name:
Title:

By:
Name:
Title:

* Use if delivered by the Administrator

† Use if delivered by HVF

2

EXHIBIT G-2

TO
SERIES 2008-1 SUPPLEMENT

FORM OF DEMAND NOTICE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

                           , 20

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attn: Treasury Department

This Demand Notice is being delivered to you pursuant to [Section 3.5(b)(iii)] [Section 3.5(c)(ii)] of that certain Series 2008-1 Supplement, dated as of September 12, 2008 (the “Series 2008-1 Supplement”), between Hertz Vehicle Financing LLC (“HVF”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee”).  Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2008-1 Supplement.

Demand is hereby made for payment in the amount of $[                  ] in immediately available funds by wire transfer to the account set forth below:

Account bank:   [                 ]

Account name:  [                 ]

ABA routing number: [                       ]

Reference:  [                       ]

EXHIBIT G-2

TO
SERIES 2008-1 SUPPLEMENT

FORM OF SERIES 2008-1 DEMAND NOTE

$[ ]	New York, New York
September 12, 2008

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), on any date of demand (the “Demand Date”) the principal sum of $[                  ].

Definitions.  Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Second Amended and Restated Base Indenture, dated as of August 1, 2006, as amended (as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (in such capacity, the “Trustee”), and the Series 2008-1 Supplement thereto dated as of September 12, 2008 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2008-1 Supplement”) between HVF and the Trustee.

Principal Payment Date.  Any unpaid principal of this Demand Note shall be paid on each Demand Date to the extent demand is made therefor.  No portion of the outstanding principal amount of this Demand Note may be voluntarily prepaid.

Interest.  Interest shall be paid on the weighted average principal balance outstanding during each Interest Period at the Demand Note Rate on the Payment Date for the period from and including the prior Payment Date, or in the case of the first Payment Date, the date of this Demand Note, to but excluding such Payment Date (each period an “Interest Period”).  Interest on the loan shall be calculated based on the actual number of days elapsed in each Interest Period and a year consisting of 360 days.  The “Demand Note Rate” means the London Interbank Offered Rate (LIBOR) appearing on Reuters Screen LIBOR01 (or on any successor or substitute page of such service or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits with a one-month maturity that is effective on the Payment Date.  The “Payment Date” means the 25th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing on October 25, 2008.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.  The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note.  The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.

No Waiver, Amendment.  No failure or delay on the part of HVF in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVF and the Trustee and (b) all consents required for such actions under any material contracts or agreements of either Hertz or HVF shall have been received by the appropriate Persons.

Payments.  All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal.  Payments shall be made to the account designated in the written demand for payment.

Collection Costs.  Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVF or the Trustee in exercising its rights and remedies hereunder.  Such costs of collection shall bear interest at the Demand Note Rate until paid.

No Negotiation.  This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2008-1 Noteholders pursuant to the Series 2008-1 Supplement.  The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2008-1 Supplement and the other Related Documents and payments hereunder shall be made only to said Trustee.

Reduction of Principal.  The principal amount of this Demand Note may be reduced only in accordance with the provisions of the Series 2008-1 Supplement.

Governing Law.  THIS DEMAND NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Captions.  Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.

THE HERTZ CORPORATION,

By:

Scott Massengill
Treasurer

3

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

4

EXHIBIT H

TO

SERIES 2008-1 SUPPLEMENT

Form of Estimated Interest Adjustment Notice

THE HERTZ CORPORATION,
AS ADMINISTRATOR

                           , 20

The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street
Chicago, IL 60602
Attn: Corporate Trust Administration—Structured Finance

ESTIMATED INTEREST ADJUSTMENT NOTICE

This notice is being delivered to you pursuant to Section 3.3(a) of that certain Series 2008-1 Supplement, dated as of September 12, 2008 (the “Series 2008-1 Supplement”), between Hertz Vehicle Financing LLC and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee”).  The undersigned, being an authorized officer of The Hertz Corporation (the “Administrator”), as Administrator under the Series 2008-1 Supplement, hereby notifies you that in respect of the [                       ] Payment Date, the amount of $                       represents the amount of the adjustment required to be made to the amount of the Series 2008-1 Adjusted Monthly Interest for the related Payment Date as a result of the difference between the amount of Estimated Interest with respect to the related Estimated Interest Period and the actual amount of Series 2008-1 Adjusted Monthly Interest that accrued during the Estimated Interest Period which commenced on the immediately preceding Determination Date.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Series 2008-1 Supplement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as an officer of the Servicer as of the          day of                         , 200      .

THE HERTZ CORPORATION

By:

Name:

Title:

2